                                                                     EXHIBIT 4.3










                              INRANGE TECHNOLOGIES
                                  CORPORATION
                                  SAVINGS AND
                              STOCK OWNERSHIP PLAN

                             (EFFECTIVE MAY 1, 2001)










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                                TABLE OF CONTENTS

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                                                                                  PAGE
SECTION 1   ESTABLISHMENT OF THE PLAN..............................................1

SECTION 2   DEFINITIONS............................................................2

SECTION 3   ELIGIBILITY AND PARTICIPATION..........................................9
    3.1     Eligibility for Participation in Plan..................................9
    3.2     Enrollment.............................................................9
    3.3     Duration of Participation..............................................9
    3.4     Transferred Employees..................................................9
    3.5     Reemployment of Former Employee........................................9

SECTION 4   CONTRIBUTIONS TO THE PLAN.............................................10
    4.1     Company Contributions.................................................10
    4.2     Participants' Pre-tax Contributions...................................10
    4.3     Changes in Rate of Participants' Contributions........................10
    4.4     Inactive Participation; Reinstatement.................................10
    4.5     Payment of Participants' Pre-tax Contributions to Trustee.............11
    4.6     Company Matching Contributions........................................11
    4.7     Payment of Company Matching Contributions to Trustee..................11
    4.8     Allocation of Company Matching Contributions..........................12
    4.9     Vesting of Company Matching Contributions.............................12
    4.10    Limitation on Annual Account Additions................................13
    4.11    Elective Deferral Limitations.........................................15
    4.12    Limitations on Pre-tax Contributions..................................19
    4.13    Limitations on Company Matching Contributions.........................22
    4.14    Multiple Use of Alternative Limitation................................23
    4.15    Rollover Contributions................................................24
    4.16    Plan May Not Receive Transfer of Assets...............................24
    4.17    Contributions Following Qualified Military Service....................

SECTION 5   PARTICIPANTS' ACCOUNTS AND INVESTMENT OPTIONS.........................25
    5.1     Participants' Accounts................................................25
    5.2     Investment Funds......................................................25
    5.3     Valuation of Accounts.................................................26
    5.4     Common Stock Fund.....................................................27
    5.5     SPX Stock Fund........................................................27
    5.6     Common Stock, SPX Stock, Common Stock Fund
              and SPX Stock Fund Units............................................28



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
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                                                                                 PAGE
SECTION 5A  SPECIAL PROVISIONS RELATING TO COMMON STOCK...........................30
    5A.1    Voting of Shares......................................................30
    5A.2    Tender Offer; Applicability...........................................31
    5A.3    Instructions to Trustee...............................................31
    5A.4    Trustee Action on Participant Instructions............................32
    5A.5    Action With Respect to Participants
             Not Instructing the Trustee or Not Issuing Timely Instructions.......32
    5A.6    Treatment of Unallocated Shares.......................................32
    5A.7    Purchase of Common Stock..............................................32
    5A.8    Form of Distribution..................................................32


SECTION 6   DISTRIBUTIONS TO PARTICIPANTS.........................................34
    6.1     Distribution Following Normal Retirement Date.........................34
    6.2     Distribution Upon Termination of Employment...........................34
    6.3     Distribution Upon Death...............................................34
    6.4     Distribution to Participants
              Who Remain in the Employ of the Company.............................35
    6.5     Timing and Methods of Payment.........................................36
    6.6     Adjusting on Deferred Payments........................................39
    6.7     Distributions of Pre-Tax Contributory Balances........................40
    6.8     Commencement of Benefit Limitations...................................40
    6.9     Direct Rollovers......................................................40


SECTION 7   BENEFICIARY DESIGNATION...............................................44


SECTION 8   CONCERNING THE COMPANY................................................45
    8.1     Rights Against the Company............................................45
    8.2     Effect of Bankruptcy and Other Contingencies Affecting the Company....45


SECTION 9   TRUST AGREEMENT.......................................................46


SECTION 10  NON-ALIENATION OF BENEFITS............................................47


SECTION 11  ADMINISTRATION........................................................48
    11.1    Plan Administrator and Fiduciary......................................48
    11.2    Compensation and Expenses.............................................48
    11.3    Manner of Action......................................................49
    11.4    Chairman, Secretary and Employment of Specialists.....................49
    11.5    Subcommittees.........................................................49
    11.6    Records...............................................................49
    11.7    Rules.................................................................50


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
    11.8    Administration........................................................50
    11.9    Notice of Address.....................................................50
    11.10   Information for Benefits and Data.....................................50
    11.11   Appeals from Denial of Claims.........................................50
    11.12   Indemnity for Liability...............................................51


SECTION 12  CHANGES IN THE PLAN...................................................52
    12.1    Amendments............................................................52
    12.2    Termination of the Plan...............................................53


SECTION 13  LITIGATION............................................................54


SECTION 14  EFFECT OF MISTAKE.....................................................55


SECTION 15  MERGER, CONSOLIDATION OR TRANSFER.....................................56


SECTION 16  APPLICABLE LAWS.......................................................57


SECTION 17  APPROVAL..............................................................58


SECTION 18  TOP-HEAVY PLAN RULES..................................................59


SECTION 19  LOANS TO PARTICIPANTS.................................................65
    19.1    Establishment of Participant Loan Program.............................65
    19.2    Loan Applications.....................................................65
    19.3    Loan Amounts..........................................................66
    19.4    Repayment of Loans....................................................67
    19.5    Interest Rate.........................................................67
    19.6    Security..............................................................67
    19.7    Default...............................................................68
    19.8    ......................................................................69


SECTION 20  SPECIAL PROVISIONS....................................................70


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                                    SECTION 1

                            ESTABLISHMENT OF THE PLAN


         This plan is effective May 1 2001. Participants in this plan on that date were formerly participants in the SPX Corporation Savings and Stock Ownership Plan (the "SPX Savings Plan"). On May 1, 2001 SPX Corporation was the owner of more than 80% of the stock of INRANGE. The accounts of former participants in the SPX Savings Plan were transferred to this plan on or about May 1, 2001, and constitute the initial accounts of Participants in this Plan. Since this plan offers the same investment choices as the SPX Savings Plan offered, Participant investments were not changed by the transfer of their accounts from the SPX Savings Plan to this Plan.

                                    SECTION 2

                                   DEFINITIONS

         2.1 "Account" means the Participant's interest in the Plan and includes his separate accounts in each of the Investment Funds provided by the Plan, as described in Section 5.2.

         2.2 "Accounting Date." Accounts shall be valued on a daily basis for purposes of any distribution or other requirement under the Plan, so each business day shall constitute an Accounting Date; provided that the Trustee shall provide a complete report of the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan.

         2.3 "Act" means the Employee Retirement Income Security Act of 1974, as amended.

         2.4 "Active Participant" means a Participant who has an Account in the Plan and is regularly making contributions thereto.

         2.5 "Additional Pre-tax Contributions" shall have the meaning set forth at Section 4.2(b).

         2.6 "After Tax Contributory Net Balance" means that portion of a Participant's Account (including income thereon) that is attributable to his own After Tax Contributions made to a prior plan which permitted After Tax Contributions. This Plan does not provide for Participant After Tax Contributions.

         2.7 "Board" means the Board of Directors of the Company.

         2.8 "Code" means the Internal Revenue Code of 1986, as now in effect or hereafter amended.

         2.9 "Committee" means the Committee appointed by the Board to administer this Plan. While the Company is under common control (within the meaning of Section 414(b) of the Code) with SPX Corporation, the "Committee" shall be the SPX Administrative Committee.

         2.10 "Common Stock" means Class B common stock, par value $.01, issued by the Company.

         2.11 "Company" or "Employer" means INRANGE Technologies Corporation, and its domestic subsidiaries. The term also includes any Foreign Subsidiary of the Company for the purpose of having the Company provide benefits under the Plan for Employees of such Foreign Subsidiaries who are U.S. Citizens.


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


         2.12 "Compensation" means the total amount paid to an Employee for personal services which is reported on the Employee's Federal Income Withholding Statement (Form W-2) as provided at Internal Revenue Service Regulations Section 1.415(d)(11)(ii), including, among all other items of W-2 pay, bonuses (including annual payments from the Company's EVA Incentive Compensation Plan), overtime and vacation pay paid after termination of employment and adjusted as follows:

         (a) Increased by any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee pursuant to one or more of the following Code Sections:

                  (1) 125 for cafeteria plans including, but not limited to, the SPX Corporation Cafeteria Benefits Program, but not including Company-provided flexible benefit credits;

                  (2) 402(a)(8) for cash or deferred arrangements including, but not limited to, this Plan and

                  (3) 402(h) for simplified employee pensions, if applicable.

         (b) Decreased by all of the following amounts (even if includable in gross income):

                  (1)      reimbursements or other expense allowances;

                  (2)      fringe benefits (cash and non-cash);

                  (3)      moving expenses;

                  (4)      welfare benefits;

                  including in all of the above, but not limited to, Company-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, taxable and non-taxable tuition reimbursements, and the taxable value of physical examinations and group term life insurance coverage in excess of $50,000;

                  (5)      deferred compensation, including, but not limited to:

                           (A) contributions to or amounts paid from the INRANGE Technologies Corporation 2000 Stock Compensation Plan, the INRANGE Technologies Corporation Supplemental Savings Plan, deferred bonuses, long-term incentive payments and any other similar plan of deferred compensation;




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


                           (B) the value of restricted shares, either when paid or when the restriction lapses, except to the extent the recipient elects to be taxed under Code Section 83 at the time of grant;

                           (C) the value of nonqualified stock options at the time of grant if the option price is then the market value of the shares subject to the option;

                           (D)      the taxable value of qualified and
                                    nonqualified stock options when exercised;
                                    and

                           (E)      the value of stock appreciation rights;

                  (6) amounts paid from the Bonus Reserve under Employer's EVA Incentive Compensation Plan as the result of a Participant's retirement, disability, or death; and

                  (7)      severance pay paid after termination of employment.

         Compensation in excess of $170,000 (or such cost of living adjusted amount as determined by the Secretary of the Treasury) shall be disregarded for all purposes under the Plan.

         2.13 "Distribution Date" means a date which is not later than 60 days following the date on which the Participant's (or beneficiary's) completed application for payment is approved by the Committee or its delegee. Notwithstanding the foregoing, the Committee may, in its discretion, choose a later Distribution Date if administratively required.

         2.14 "Effective Date" means May 1, 2001.

         2.15 "Eligible Employee" means any person employed by the Company excluding the following classes of Employees:

         (a) members of a collective bargaining unit unless the collective bargaining agreement provides for participation in this Plan;

         (b) any employee of a Foreign Subsidiary if such employee is not a U.S. citizen;

         (c) any person employed by and on the payroll of any subsidiary, division or facility of the Company which is created incident to the establishment of a new facility or acquisition of any other business except as the Plan may be extended to such Employees by the corporate officer for employee compensation and benefits; provided, however, that Eligible Employees who become Participants in the Plan and are subsequently transferred to such a separate subsidiary, division or facility shall continue to be Eligible Employees.

         (d) any person working for the Company or any subsidiary in a capacity other than as a common law employee, including but not limited to, Leased Employees.

         2.16 "Employee" means any person employed by the Company, including Leased Employees. The term "Employee" shall not include any individual who is paid for services as an independent contractor reported on Form 1099, whether or not such individual is actually performing services as a common law employee of the Company or is retroactively recharacterized as an Employee of the Company through a judicial or administrative determination.

         2.17 "Enrollment Date" means the first day of any payroll period.

         2.18 "Foreign Subsidiary" means any corporation organized or created otherwise than in or under the laws of the United States or any State therein or territory thereof if:

         (a) twenty percent or more of such foreign corporation's voting stock is owned by the Company; or

         (b) fifty percent or more of such foreign corporation's voting stock is owned by a foreign corporation described in subparagraph (a) immediately above; provided, in either case, that an agreement which remains in effect has been entered into by the Company to have the insurance system established under Title II of the Social Security Act, as amended, extended to cover all United States citizens who are employed by such foreign corporation.

         2.19 "Highly Compensated Employee" means highly compensated active Employees and highly compensated former Employees.

         A highly compensated active Employee includes any Employee who performs service for the Company or a Related Company during the Plan Year and who: (i) received Compensation from the Company or Related Company (determined under Section 2.13 but without subtracting the items in Section 2.13(b)) in excess of $80,000 during the preceding Plan Year (as adjusted at the same time and in the same manner as under Section 415(d) of the Code); and (ii) if the Company so elects, was a member of the top-paid group for such year. The term Highly Compensated Employee also includes Employees who are 5 percent owners at any time during the current Plan Year or the immediately preceding Plan Year.


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


         The top-paid group consists of the top twenty percent (20%) of Employees ranked on the basis of compensation received during the year. Employees described in Code Section 414(q)(8) and Q&A 9(b) of Section 1.414(q)-1T of the regulations are excluded.

         A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the current Plan Year, performs no service for the Company during the current Plan Year, and was a highly compensated active Employee for either the separation year or any year ending on or after the Employee's 55th birthday.

         The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the compensation that is considered, will be made in accordance with
Section 414(q) of the Code and the regulations thereunder.

         Any Employee who is not a Highly Compensated Employee shall be a Non-Highly Compensated Employee.

         2.20 "Hour of Service" means an hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company.

         2.21 "Inactive Participant" means a Participant who is not contributing to the Plan but whose Account remains in the Plan for any reason.

         2.22 "Leased Employee" means any person (other than an employee of the Company) who pursuant to an agreement between the Company and any other person ("leasing organization") has performed services for the Company (or for the Company and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the Company. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company.

         A Leased Employee shall not be considered an employee of the Company if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (2) immediate Participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Company's Non-Highly Compensated Employees.

         2.23 "Non-contributory Net Balance" means that portion of the Participant's Net Balance that is attributable to Company contributions, and income thereon.

         2.24 "Non-highly Compensated Employee" means an employee of the Company who is not a Highly Compensated Employee.

         2.25 "Normal Retirement Date" means the date a Participant attains age 55 and has completed at least 10 Years of Service or if earlier a Participant's date of retirement under a defined benefit pension plan maintained by the Company or a Related Company.

         2.26 "Participant" means any Eligible Employee who elects to participate in the Plan including any person presently or formerly employed by the Company who has an account in the Plan.

         2.27 "Participant's Net Balance" means the interest of a Participant in the Trust Fund as of any Accounting Date.

         2.28 "Plan Year" means the twelve-month period commencing each December 31 and ending on the subsequent December 30.

         2.29 "Pre-tax Contributions" shall have the meaning set forth at
Section 4.2.

         2.30 "Pre-tax Contributory Net Balance" means that portion of a Participant's Account (including income thereon) that is attributable to his Pre-tax Contributions.

         2.31 "Regular Pre-tax Contributions" shall have the meaning set forth at Section 4.3.

         2.32 "Related Company" means a corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the
Code) which group includes the Company, or a partnership, proprietorship or other entity under common control (within the meaning of Section 414(c) of the Code) with the Company; provided that the status of being employed by the Related Company shall only pertain to a person during the period of time when it is a Related Company, and not to period(s) of time prior or subsequent to its Related Company status, unless the Plan shall otherwise expressly provide.

         2.33 "SPX" means SPX Corporation, a Delaware corporation and the parent of the Company.

         2.34 "SPX Stock" means the SPX Corporation Common Stock, par value $10.00 per share, issued by SPX Corporation.

         2.35 "SPX Plan" means the SPX Corporation Retirement Savings and Stock Ownership Plan.



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



         2.36 "Total and Permanent Disability" means a physical or mental condition, in the judgment of the Committee, based upon medical reports and other evidence satisfactory to the Committee, which is presumed to permanently prevent a Participant from satisfactorily performing his usual duties for the Company or the duties of such other position or job which the Company makes available to the Participant and for which such Participant is qualified by reason of training, education or experience. Said condition must exist at the time the Participant terminates employment with the Company, and must be the cause of such termination.

         2.37 "Trust Fund" means the assets of every kind and description held under the trust agreement forming a part of the Plan, together with the dividends, earnings and income thereon, less disbursements.

         2.38 "Trustee" means the Trustee selected by the Company to hold the Trust Fund.

                                    SECTION 3

                          ELIGIBILITY AND PARTICIPATION


         3.1 Eligibility for Participation in Plan.

         (a) Each Eligible Employee who was a Participant in the SPX Plan on April 30 and who is an Employee on May 1, 2001, shall automatically continue to be a Participant in this Plan on May 1, 2001 without necessity of further enrollment, but must enroll to be an Active Participant making deferrals to the Plan.

         (b) Every other Eligible Employee shall be eligible to become a Participant on any Enrollment Date provided that such Enrollment Date he is an Eligible Employee.

         3.2 Enrollment. Participation in this Plan is voluntary on the part of Eligible Employees. An Eligible Employee who elects to have the Company make Pre-tax Contributions shall, except as otherwise provided in Section 3.1(a), do so by enrolling prior to the Enrollment Date on which his participation is to commence in such manner as the Administrator may determine from time to time.

         3.3 Duration of Participation. An Eligible Employee who has become a Participant shall continue as a Participant until there is no longer any balance in his Accounts in the Plan.

         3.4 Transferred Employees. A Participant who ceases to be an Eligible Employee, although still employed by the Company or a Related Company, shall continue as an Inactive Participant, but no further contributions shall be made to his Account except for contributions attributable to the period during which the Participant was an Eligible Employee.

         3.5 Reemployment of Former Employee. If an Employee who has satisfied the eligibility requirements of Section 3.1 shall terminate service with the Company and shall thereafter be reemployed by the Company, he shall again become eligible to participate in the Plan upon his re-enrollment following the date of his resumption of employment.








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                                    SECTION 4

                            CONTRIBUTIONS TO THE PLAN

         4.1 Company Contributions. The Plan is designed to invest Company Matching Contributions primarily in Common Stock.

         (a) Amount. Until the Plan is amended, modified or terminated pursuant to Section 12, the Company shall make Matching Contributions in an amount equal to the dollar amount of Company Matching Contributions required by Section 4.6, but not, when combined with all other contributions to defined contribution plans maintained by the Company, in excess of the amount deductible under Code Section 404.

         (b) Form. The Company shall make Matching Contributions to the Plan in cash or in treasury or authorized but unissued Common Stock.

         4.2 Participants' Pre-Tax Contributions. Participant contributions shall be payments made by the Company and on behalf of the Participants as contributions to the Trust under this Plan, which contributions shall be made (whether by payroll deduction or by some other means acceptable to the Committee) on a pre-tax basis, as described in Code Section 401(k), and shall be referred to herein as "Pre-tax Contributions". Upon enrollment, a Participant shall elect to make Pre-tax Contributions to the Plan each payroll period so long as he is an Active Participant and he has not revoked his enrollment as follows:

         (a) "Regular Pre-tax Contributions" expressed as a percentage of Compensation which is not in excess of 6% of his Compensation; and

         (b) "Additional Pre-tax Contributions" expressed as a percentage of Compensation which is in excess of 6% of his Compensation. Additional Pre-tax Contributions may not exceed 11% of a Participant's Compensation, and such contributions are not matched by Company contributions.

         Participant's Pre-tax Contributions shall at all times be fully vested and nonforfeitable.

         4.3 Changes in Rate of Participants' Contributions. An Active Participant may change his rate of contribution as of the first day of any payroll period by providing advance notice to the Company.

         4.4 Inactive Participation; Reinstatement. An Active Participant may cease making Pre-tax Contributions to the Plan as of the first day of any payroll period by giving notice to the Company, (in such manner as it may determine from time to time) sufficiently prior to the beginning of such payroll period. He or she shall thereupon become an Inactive Participant. An Inactive Participant may again become an Active Participant and resume making Pre-tax Contributions to the Plan as of any Enrollment Date provided he or she then qualifies as an Eligible Employee and provides advance notice to the Company. A Participant who has made a hardship withdrawal under Section 6.4(b) hereof must become and remain an Inactive Participant for a period of at least four full calendar quarters following the date of such withdrawal.

         4.5 Payment of Participants' Pre-tax Contributions to Trustee. All deductions of Participant's Pre-tax Contributions shall be paid over to the Trustee as soon as administratively possible, but in no event later than 15 business days after the end of the calendar month in which the deduction is withheld from Participants' Compensation.

         4.6 Company Matching Contributions. The Company shall make Company Matching Contributions having a value equal to --

         (a) 100% of the Regular Pre-Tax Contributions made by each Participant during such Plan Year up to 4% of such Participant's Compensation; and

         (b) 50% of Regular Pre-Tax Contributions made by such Participant in excess of 4% of his Compensation, up to 6% of his Compensation, during such Plan Year.

         The amount of the Company Matching Contributions for any Plan Year shall be reduced by the amount of forfeitures occurring in such year, as described in Section 4.7(c).

         Notwithstanding the foregoing, to the extent that a Participant's Regular Pre-tax Contributions are distributed to him as an Excess Elective Deferral pursuant to Section 4., or in order to satisfy the actual deferral percentage test as described in Section 4.11 (if applicable) or the multiple use test described in Section 4.13 (if applicable), any Company Matching Contributions allocated to that Participant's account with respect to such Regular Pre-tax Contributions shall be forfeited, and the amount thereof shall be used to reduce Company Matching Contributions.

         Notwithstanding the foregoing, the Company Matching Contribution to be made with respect to a collective bargaining unit which participates in the Plan shall be as set forth in the collective bargaining agreement.

         4.7 Payment of Company Matching Contributions to Trustee. The Company shall pay to the Trustee its Company Matching Contributions for each Plan Year as described in Section 4.6 at such time or times as it may determine but in any event, within the period described in Code Section 404(a)(6) applicable to the taxable year within which such Plan Year ends.

         4.8 Vesting of Company Matching Contributions. Company Matching Contributions as described in Section 4.6 shall at all times be fully vested and nonforfeitable except as provided in this Section and Section 4.9(c).

         4.9 Limitation on Annual Account Additions. For purposes of this Section, the Limitation Year shall be the calendar year.

         (a) Annual Account Addition. "Annual Account Addition" means, for any Participant for any Limitation Year, the sum of:

                  (1) the Company's contribution made for him under any defined contribution plan for the Limitation Year; and

                  (2) the Participant's contributions to such defined contribution plan; and

                  (3) Forfeitures allocated to him under such defined contribution plan for the Limitation Year.

                  (4) Amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in
                           Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer are treated as annual additions to a defined contribution plan.

         "Any defined contribution plan" means all defined contribution plans of the Company considered as one plan.

         (b)      Limitation. Notwithstanding the foregoing provisions of this
                  Section 4.11, for any Limitation Year the Annual Account Addition of a Participant shall not exceed the lesser of:

                  (1)      $35,000.

                  (2) 25% of the Participant's Compensation for such Limitation Year.

         (c) Reduction in Annual Account Additions. If in any Limitation Year a Participant's Annual Account Additions would exceed the applicable limitation determined under paragraph (b) above, such excess (referred to herein as the "Annual Account Excess") shall not be allocated to his accounts in any defined contribution plan, but any reduction necessary shall be made prior to the end of the Limitation Year as follows:

                  (1) His share of forfeitures allocated to him for that year shall be reduced, up to the amount of the Annual Account Excess.

                  (2) If there is any remaining Annual Account Excess after the application of paragraph (1) above, his share of Company contributions shall be reduced up to the remaining amount of the Annual Account Excess.

                  (3) If there is any remaining Annual Account excess after the application of paragraphs (1) and (2) above, his contributions shall be returned to him up to the remaining amount of the Annual Account Excess).

                           (The above reductions shall be applied to this Plan first and next to any other plan constituting any other defined contribution plan of the Company.)

                  (4) Any reduction in such a Participant's allocation under paragraph (1) or (2) of this Section 4.11(d) above shall be deemed to be a forfeiture under the Plan for such Limitation Year and be applied in reduction of Company contributions for such year.

         (d) Multiple Employers. In the event that the Company is a member of a group of employers constituting (i) a controlled group of corporations [within the meaning of Code Section 414(b) as modified by Section 415(h)], (ii) trades or businesses, whether or not incorporated, under common control [within the meaning of Code Section 414(c) as modified by Section 415(h)], or (iii) an affiliated service group [as defined in Code
                  Section 414(m)], and any other member of such group maintains a plan or plans covering one or more Participants in this Plan, then the limitations of paragraphs (a) and (b) above, and the aggregation rules of paragraphs (c) and (d) above, shall be applied by treating all the plans of such other employers as plans maintained by the Company.

         4.10 Elective Deferral Limitations.

         (a) No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Company, during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect at the beginning of such taxable year.

         (b) A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan administrator on or before March 15 of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Company.

         (c) Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

         (d)      Definitions:

                  1. "Elective Deferrals" shall mean any Company contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B), any eligible deferred compensation plan under section 457, any plan as described under section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

                  2. "Excess Elective Deferrals" shall mean those Elective Deferrals that are includable in a Participant's gross income under section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

         (e) Determination of income or loss: Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of: (1) income or loss allocable to the Participant's Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

         4.11 Limitations on Pre-Tax Contributions. This Plan shall be a "safe harbor" plan as described in Code Sections 401(k)(12) and 401(m)(11) for all Participants except those who are covered by a collective bargaining agreement which provides for (A) no Matching Contributions and no non-elective contributions or (B) Matching Contributions and/or non-elective contributions which are not the same as for salaried and nonbargaining unit employees, as reflected in Schedule II of this Plan. The following provisions of this Section
4.12 shall not apply for any Plan Year in which this Plan meets the requirements for such a "safe harbor" plan. The following provisions of this Section 4.11 are subject to the multiple use limitations of Section 4.13 hereof, if applicable.

         (a) General Rule: The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  (1) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                  (2) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

         (b)      Special Rules:

                  (1) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Pre-tax Contributions allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Pre-tax Contributions were made under a single arrangement.

                  (2) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

                  (3) For purposes of determining the ADP test, Pre-tax Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which contributions relate.

                  (4) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test.

                  (5) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         (c) Definitions: "Actual Deferral Percentage" shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Pre-tax Contributions actually paid over to the Trust on behalf of such Participant for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year) to (2) the Participant's Compensation for such Plan Year. Pre-tax Contributions on behalf of any Participant shall include Pre-tax Contributions made pursuant to the Participant's salary reduction election, including Excess Elective Deferrals of Highly Compensated Employees, pursuant to Section 4.11 hereof but excluding Excess Elective Deferrals of Non-highly Compensated Employees that arise solely from salary reductions made under the Plan or Plans of the Company. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Pre-tax Contributions shall be treated as a Participant on whose behalf no Pre-tax Contributions were made.

         (d) Retroactive Adjustment for Highly Compensated Employees: If at the end of any Plan Year neither of the tests set forth in paragraph (a) above is satisfied for such Plan Year, then:

                  (1) Salary reduction elections made for such Year by Highly Compensated Employees shall be valid only to the extent permitted by one of the tests set forth in paragraph (a) and Pre-tax Contributions made by the Company for such Year for Highly Compensated Employees shall be reduced in the manner set forth in paragraph (2) below to the extent necessary to comply with one of the tests in paragraph (a). All such "Excess Pre-tax Contributions" shall be adjusted for earnings, gains and losses allocable thereto and allocated and distributed in the manner provided at paragraph (g) below.

                  (2) Reductions pursuant to Paragraph (1) above shall be effected with respect to Highly Compensated Employees pursuant to the following procedure:

                           (A) The maximum amount of Pre-tax Contributions permitted for Highly Compensated Employees shall be determined by reducing the actual Pre-tax Contributions of Highly Compensated Employees in order of deferral percentages beginning with the highest of such percentages; and

                           (B)      The total dollar amount of Pre-tax
                                    Contributions made for such Year on behalf of all Highly Compensated Employees that exceed the new maximum percentage determined pursuant to clause (A) (the "Excess Pre-tax Contributions) shall be reduced with respect to each such Highly Compensated Employee as follows:

                                    (i)      starting with the Highly
                                             Compensated Employee who deferred
                                             the highest dollar amount, such
                                             Highly Compensated Employee's
                                             Pre-tax Contributions shall be
                                             reduced until either

                                             (aa)     the Excess Pre-tax
                                                      Contributions have all
                                                      been distributed or

                                             (bb)     such Highly Compensated
                                                      Employee's amount of
                                                      Pre-tax Contributions is
                                                      reduced to the same
                                                      dollar amount of Pre-tax
                                                      Contributions as the
                                                      Highly Compensated
                                                      Employee who deferred
                                                      the next highest dollar
                                                      amount of Pre-tax
                                                      Contributions.

                                    (ii)     If there remain Excess Pre-tax
                                             Contributions after step (i) above,
                                             step (i) is repeated at each dollar
                                             level of

                                             Pre-tax Contributions until all
                                             Excess Pre-tax Contributions have
                                             been distributed.

                                    (iii)    If there is more than one Highly
                                             Compensated Employee whose Pre-tax
                                             Contributions are at the same
                                             dollar amount, steps (i) and (ii)
                                             above shall be performed at the
                                             same time for all Highly
                                             Compensated Employees at the same
                                             dollar level.

                                    (iv)     After all Excess Pre-tax
                                             Contributions determined in (B)
                                             above have been distributed, the
                                             Plan is deemed to satisfy the tests
                                             set forth in paragraph (a) above.

                  (3) Pre-tax Contribution elections entered into by all Non-Highly Compensated Employees shall be valid and Pre-tax Contributions made by the Company for such Participants shall not be changed.

                  (4) The calculations, reductions and allocations required by this paragraph (d) shall be made with respect to a Plan Year at any time prior to the close of the following Plan Year.

         (e) Current Adjustment for Highly Compensated Employees: If at any time during a Plan Year the Committee, in its sole discretion, determines that both of the tests set forth in subsection (a) may not be met for such Plan Year, then the Committee shall have the unilateral right during the Plan Year to require the prospective reduction, for the balance of such Year or any part thereof, of the percentage of the Compensation of Highly Compensated Employees that may be subject to Pre-tax Contribution elections. Such reductions shall be made to the minimum extent necessary, in the discretion of the Committee, to assure that one of the tests set forth in paragraph (a) shall be met for the Plan Year and shall be based upon estimates made from information available to the Committee at any time during the Plan Year.

         (f) The reductions required by this Section shall be made in accordance with such nondiscriminatory procedures as the Committee shall select.

         (g)      Return of Excess Pre-Tax Contributions

                  (1) Notwithstanding any other provision of this Plan, excess Pre-tax Contributions as determined under paragraph (d) above, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such excess Pre-tax Contributions were allocated for the preceding Plan Year. Such distributions shall be made to Highly

                           Compensated Employees on the basis of the respective portions of the excess Pre-tax Contributions attributable to each of such Employees as described in subparagraph (d)(2)(B) above.

                  (2) Excess Pre-tax Contributions shall be treated as annual additions under the Plan for purposes of
                           Section 4.10.

                  (3) Excess Pre-tax Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to excess Pre-tax Contributions is the sum of: (1) income or loss allocable to the Participant's Pre-tax Contribution account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's excess Pre-tax Contributions for the year and the denominator is the Participant's account balance attributable to Pre-tax Contributions without regard to any income or loss occurring during such Plan Year; and (2) 10% of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

         4.12 Limitations on Company Matching Contributions. This Plan shall be a "safe harbor" plan as described in Code Sections 401(k)(12) and 401(m)(11) for all Participants except those who are covered by a collective bargaining agreement which does not provide for (A) Matching Contributions and non-elective contributions or (B) Matching Contributions and/or non-elective contributions which are the same as for salaried and nonbargaining unit employees. The following provisions of this Section 4.13 shall not apply to any Plan Year in which this Plan meets the requirements for such a "safe harbor" plan. The following provisions of this Section 4.12 are subject to the multiple use provisions of Section 4.13 hereof, if applicable.

         (a) General Rule: Notwithstanding any provisions of the Plan to the contrary, the Average Contribution Percentage (ACP) of Participants who are Highly Compensated Employees shall bear to the ACP for Participants who are Non-Highly Compensated Employees a relationship that satisfies either of the following tests:

                  (1) The ACP for Participants who are Highly Compensated Employees is not more than the ACP for Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

                  (2) The ACP for Participants who are Highly Compensated Employees is not more than the ACP for Participants who are Non-Highly Compensated Employees multiplied by two, and the excess of the ACP for the group of Participants who are Highly Compensated

                           Employees over that of Participants who are Non-Highly Compensated Employees is not more than two percentage points.

         (b)      Special Rules:

                  (1) For purposes of the ACP test, Matching Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

                  (2) In the event that the Plan satisfies the requirements of Sections 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ACP of employees as if all such plans were a single plan, provided that to the extent Company Matching Contributions are made pursuant to the employee stock ownership provisions of this Plan (as reflected in Sections 4.1 and 5A, among others), this section shall be applied by determining the ACP of employees as if all the matching contributions made pursuant to employee stock ownership provisions of all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

         (c) Definitions: For purposes of this Section, the term ACP for a specified group of Participants for a given Plan Year means the average of the ratios, calculated separately for each Participant in such group, of: (i) the Matching Contributions, if any, contributed by the Company on behalf of such Participant to the Plan for such Plan Year pursuant to Section 4.7, to (ii) the Participant's Compensation for such Plan Year.

         (d) Retroactive Adjustment for Highly Compensated Employees: If at the end of any Plan Year, neither of the tests set forth in paragraph (a) is satisfied for such Year, then the Company Matching Contributions made for such Year on behalf of the Highly Compensated Employees shall be reduced in the manner set forth in this paragraph (d) to the extent necessary to comply with one of the tests in paragraph (a). Reductions pursuant to the preceding sentence shall be effected with respect to Highly Compensated Employees pursuant to the following procedure:

                  (1) The maximum amount of Company Matching Contributions permitted for Participants who are Highly Compensated Employees shall be determined by reducing the actual Company Matching Contributions of such Highly Compensated Employees in the order of the Contribution Percentages beginning with the highest of such Percentages;

                  (2) The total dollar amount of Company Matching Contributions made for such Plan Year on behalf of such Highly Compensated Employees that exceed the new maximum percentage determined pursuant to (1) above (the "Excess Matching Contributions") shall be reduced with respect to each such Highly Compensated Employee as follows:

                           (A) starting with the Highly Compensated Employee whose Matching Contributions are the highest dollar amount, such Highly Compensated Employee's Matching
                                    Contributions shall be reduced until either

                                    (i)      the Excess Matching Contributions
                                             have all been distributed or

                                    (ii)     such Highly Compensated Employee's
                                             amount of Matching Contributions is
                                             reduced to the same dollar amount
                                             of Matching Contributions as the
                                             Highly Compensated Employee who has
                                             the next highest dollar amount of
                                             Matching Contributions.

                           (B)      If there remain Excess Matching
                                    Contributions after step (A) above, step (A) is repeated at each dollar level of Matching Contributions until all Excess Matching Contributions have been distributed.

                           (C) If there is more than one Highly Compensated Employee whose Matching Contributions are at the same dollar amount, steps (A) and (B) above shall be performed at the same time for all Highly Compensated Employees at the same dollar level.

                           (D) After all Excess Matching Contributions determined in (d)(2) above have been distributed, the Plan is deemed to satisfy the tests set forth in paragraph (a) above.

         (e) Company Matching Contributions made on account of Participants who are not Highly Compensated Employees shall be valid and shall not be effected by this Section. Company Matching Contributions that are reduced pursuant to the preceding provisions of this Section for a Plan Year, adjusted for earnings, gains, and losses allocable thereto pursuant to
                  Section 401(m) of the Code, shall be distributed to the Highly

                  Compensated Employee to whose Account such Company Matching contributions were originally allocated as described in subparagraph (d)(2). The calculations and reductions required by this Section shall be made by the Committee with respect to a Plan Year at any time prior to the close of the following Plan Year. To the extent Company Matching Contributions required to be distributed under this Section 4.13 (as adjusted for earnings, gains and losses) were allocated as units in the Common Stock Fund, such units shall be distributed in the manner described in Section 5A.8.

         4.13 Multiple Use of Alternative Limitation.

         (a) The Plan must satisfy the Aggregate Limit described in paragraphs (b) and (c) below if the Plan satisfies the ADP test set forth in Section 4.12(a) only by using the alternative of Section 4.12(a)(2) and the Plan also satisfies the ACP test set forth in Section 4.13(a) only by using the alternative of Section 4.13(a)(2).

         (b) The sum of the ADP of Participants who are Highly Compensated Employees as determined at Section 4.12 and the ACP of the Participants who are Highly Compensated Employees as determined at Section 4.13 shall not exceed the Aggregate Limit of paragraph (c) below.

         (c)      Aggregate Limit. The Aggregate Limit is the greater of (1) and
                  (2) below:

                  (1)      The sum of (A) and (B):

                           (A) 125 percent of the greater of: (i) the ADP of the eligible Participants who are Non-Highly Compensated Employees for the Plan Year or, (ii) the ACP of the eligible Participants who are Non-Highly Compensated Employees for the Plan Year, and

                           (B) Two plus the lesser of (i) or (ii) above. In no event, however, shall this amount exceed 200 percent of the lesser of (i) or (ii) above.

                  (2)      The sum of (C) and (D):

                           (C) 125 percent of the lesser of: (iii) the ADP of the eligible Participants who are non-Highly Compensated Employees for the Plan Year or, (iv) the ACP of the eligible Participants who are Non-Highly Compensated Employees for the Plan Year, and

                           (D) Two plus the greater of (iii) or (iv) above. In no event, however, shall this amount exceed 200 percent of the greater of (iii) or (iv) above.

         (d) Correction of Multiple Use. If a multiple use of the alternative limitation occurs, such multiple use shall be corrected by reducing the Pre-tax Contributions of Highly Compensated Employees to the extent necessary in the manner as provided at Section 4.12(d). Such reductions as adjusted for earnings, gains and losses pursuant to Section 4.12(e) shall be allocated and distributed to the Participant at any time prior to the close of the following Plan Year.

         4.14 Rollover Contributions. With the consent of the Company, which shall be granted if it is certain that the amount to be transferred constitutes a Rollover Contribution, an Eligible Employee may transfer to the Trust Fund an amount that constitutes a Rollover Contribution. Notwithstanding any provisions of the Plan to the contrary, the following shall apply with respect to a Rollover Contribution.

         (a) A Rollover Contribution Account shall be established for each individual who makes a Rollover Contribution. From the date the assets of the Rollover Contribution are transferred to the Trust Fund through the first Accounting Date following such transfer, that Account shall be valued at the fair market value of said assets on the date of such transfer.

         (b) A Rollover Contribution Account shall be treated in all respects the same as an amount derived from Participants' Pre-tax Contributions except as provided in (a) above, and any references in the Plan to a Participant's Account shall apply equally to a Rollover Account, except that no Company contributions shall ever be added to a Rollover Contribution Account.

         (c) The Eligible Employee shall be treated the same as a Participant hereunder from the time of the transfer, but he shall not actually be a Participant and shall not be eligible to receive an allocation of the Company contributions (or forfeitures) until he has satisfied the requirements of
                  Section 3.1.

         (d) For purposes of this Section 4.14, the term "Rollover Contribution" means a contribution of an amount which may be rolled over to this Plan pursuant to Code Section 402(c), 403(a)(4), 408(d)(3), or any other provision of the Code which may permit rollovers to this Plan from time to time and shall include a direct rollover as defined in Treasury Regulations.

         (e) The Company shall establish rules and procedures to determine whether amounts contributed pursuant to this Section 4.14 meets the definition of a

                  Rollover Contribution, including without limitation, such procedures as may be appropriate to permit the Company to verify the tax qualified status of the plan of the Eligible Employee's former employer, or individual retirement account or annuity as described in Code Section 408(d)(3) and compliance with any applicable provisions of the Code relating to such contributions and transfers.

         (f)      In the event an amount accepted by the Plan under this Section
                  4.14 is later determined not to constitute a Rollover Contribution as defined in this Section, then the Company shall notify the Eligible Employee in writing of its determination and the entire amount in the Employee's Rollover Contribution Account (including accrued income) shall be refunded to the Employee.

         4.15 Plan May Not Receive Transfer of Assets. The Plan shall not accept a transfer of assets from any other plan with respect to a Participant, and in no event may any action be taken with respect to the Plan which would cause the Plan to become a direct or indirect transferee of a plan to which the joint and survivor annuity and preretirement survivor annuity requirements of Code Section 401(a)(11) apply.

         4.16 Contributions Following Qualified Military Service. A Participant in the Plan who is reinstated following qualified military service, as defined in the Uniformed Services Employment and Reemployment Rights Act, may elect to have contributions made to the Plan from such Participant's Compensation paid following such qualified military service that shall be attributable to the period contributions were not otherwise permitted due to military service. Such additional contributions shall be based on the amount of compensation that Participant would have received but for military service and shall be subject to the provisions of the Plan in effect during the applicable period of military service. Such contributions shall be made during the period beginning upon reemployment following military service and ending at the lesser of (i) five years or (ii) the Participant's period of military service multiplied by three. Such additional contributions shall not be taken into account in the year in which they are made for purposes of any limitation or requirement identified in
Section 414(u)(1) of the Internal Revenue Code provided, however, that such contributions, when added to contributions previously made, shall not exceed the applicable limits in effect during the period of military service if the Participant had continued to be employed by the Company during such period. Further, payments on any loan or loans outstanding during the period of military service shall be extended for a period of time equal to the period of qualified military service.

                                   SECTION 5

                 PARTICIPANTS' ACCOUNTS AND INVESTMENT OPTIONS


         5.1 Participants' Accounts.

         (a) The Committee shall establish and maintain a separate Account for each Participant which shall accurately reflect his interest in the Plan. Such Accounts shall separately identify, as to each Investment Fund, the amount of the Participant's After Tax Contributions, Pre-tax Contributions, Company Matching Contributions, and Rollover Contributions, and in each case, the earnings and adjustments in value thereon.

         (b) Effective May 1, 2001, the Plan established an SPX Stock Account for each Participant consisting of the portion of a Participant's Account transferred from the SPX Plan which is invested in the SPX Stock Fund. The SPX Stock Fund is maintained by the trustee of this Plan, who is also the Trustee of the SPX Plan, as one Fund for all plans that are part of the trust.

         (c) Each Participant shall be advised at least once each year of the status of these Accounts. Any such statement of the status of the Participant's Accounts shall be final and binding on the Participant and the Participant's beneficiaries 30 days after the date of mailing of such statement to the Participant, unless the Committee receives written notice of a correction or objection to such statement within such 30 day period.

         5.2 Investment Funds.

         (a) Each Participant shall specify in such manner as the Committee may required from time to time the manner in which his Account is to be invested from among the options selected by the Committee from time to time, which options shall be collectively referred to as the "Investment Funds". Participants may direct the investment of funds in any Account in Common Stock through the purchase of units in the Common Stock Fund. In such event, the Committee shall credit the applicable Account with the requisite number of units in the Common Stock Fund as a separate Investment Fund. Participants may not direct any investment to SPX Stock through the purchase of Stock Fund units, as this Fund is closed to additional contributions or transfers.

         (b) The Committee shall advise Participants in writing before the beginning of each Plan Year of the Investment Funds to be available during such Plan Year, and a Schedule of Investment Funds for each Plan Year shall be attached to this Plan.

         (c) Each Participant shall select the percentage of his contributions, including Company Contributions, that are to be invested in each Investment Fund; provided, however, that if he or she elects to participate in more than one Fund, not less than 5% of the Participant's contributions and Company contributions shall be designated for any one such Fund. A Participant may change any such direction as to future contributions as of any date by contacting the recordkeeper. Except as provided in Section 5.2(d), a Participant may elect to transfer all or a portion of his Account from any one Investment Fund to any other Investment Fund as of any Accounting Date by contacting the recordkeeper.

         (d) A participant may elect to transfer all or a portion of his Account from the SPX Stock Fund to any other Investment Fund, but no transfers from such Investment Funds may be made to the SPX Stock Fund at any time.

         5.3 Valuation of Accounts.

         (a) Except as otherwise provided in subsection (b) or (c) below, the assets of the Trust other than Common Stock shall be valued at current fair market value as of each Accounting Date, and the earnings and losses of the Trust since the immediately preceding Accounting Date shall be allocated to the separate Accounts of all Participants and former Participants under the Plan in the ratio that the fair market value of each such Account as of the immediately preceding Accounting Date, reduced by any distributions or withdrawals therefrom since such preceding Accounting Date, and any expenses paid by the Plan, and increased by any contributions thereto, bears to the total fair market value of all separate Accounts as of the immediately preceding Accounting Date, reduced by any distributions or withdrawals therefrom since such Accounting Date and increased by any contributions thereto.

         (b) The dividends, capital gains distributions and other earnings received on any share or unit of a regulated investment company or collective investment fund, or on any other Trust investment, less any expenses specifically related thereto, that are specifically credited to a Participant's or former Participant's separate Account under the Plan in accordance with the Participant's investment directions under Article 5.2 shall be allocated to such separate Account and, in the absence of investment directions to the contrary, be immediately reinvested, to the extent practicable, in additional shares or units of such regulated investment company or collective investment fund, or in such other Trust investment.

         (c) Any Trust earnings or losses attributable to the investment of a Participant's separate Account under the Plan in a loan to the Participant under Section 19 shall be allocated to the Participant's separate Account in accordance with the procedures of Section 19.

         (d) Common Stock held in the Trust whether or not allocated to Participants' Common Stock Accounts shall be valued at current fair market value as of each Accounting Date. Dividends and earnings thereon are allocated as provided at Section 5A.4 and 5A.5; accordingly, as of each Accounting Date, such dividends and earnings will have been used to purchase Common Stock which will be valued pursuant to this Section 5.3(d), will have been used to provide the cash required for distributions and other purposes in accordance with Section 5.4(c), or will be invested with other assets of the Trust and valued pursuant to Section 5.3(a) through (c) above. Common Stock held in the Common Stock Fund shall be valued as described above in this
                  Section 5.3(d) and units of the Common Stock Fund held in Participants' Common Stock Accounts or other Accounts will be valued as described in Section 5.6(b) below.

         5.4 Common Stock Fund. The Trustee shall establish a unitized fund (the "Common Stock Fund") in which the Trustee shall hold:

         (a) Company Matching Contributions deposited in the Trust in the form of Common stock pursuant to Section 4.1(b), or Common Stock purchased with Matching Contributions made in cash;

         (b) Common Stock purchased (i) with Participant Pre-tax Contributions and Rollovers or (ii) with amounts in any account transferred to investment in the Common Stock Fund from any other Investment Fund, pursuant to the Participant's direction;

         (c) Cash from (1) Company Matching Contributions, (2) dividends on Common Stock held in the Common Stock Fund, (3) Participant Pre-tax Contributions or Rollovers which the Participant has directed to be invested in the Common Stock Fund, (4) the liquidation of other Investment Funds held in any Account which the Participant has directed to be invested in the Common Stock Fund, or (5) sales of Common Stock, including cash required, in the sole discretion of the Trustee, to make distributions from Common Stock Accounts and other Accounts invested in the Common Stock Fund to Participants and for other purposes under this Plan.

         Participants shall have no ownership in any particular asset of the Common Stock Fund. Proportionate interests in the Common Stock Fund shall be expressed in units. All Common Stock Fund units shall be of equal value and no unit shall have priority or preference over any other.

         5.5 SPX Stock Fund. The Trustee has established a unitized fund (the "SPX Stock Fund") in which the Trustee holds the SPX Stock transferred to this Plan from the SPX Corporation Retirement Savings and Stock Ownership Plan, as well as the SPX

Stock held for the SPX Retirement Savings and Stock Ownership Plan and other plans of SPX Corporation and its affiliates. No further Company Matching Contributions shall be made under this Plan to the SPX Stock Fund, nor shall additional SPX Stock be purchased with Participants' Pre-Tax Contributions and Rollovers, nor may any amounts be transferred to investment in the SPX Stock Fund from any other Investment Fund by participants in this Plan. This fund also holds cash, such as is required, in the sole discretion of the Trustee, to make distributions from the SPX Stock Fund or to effect transfers from the SPX Stock Fund to other Investment Funds.

         Participants shall have no ownership in any particular asset of the SPX Stock Fund. Proportionate interests in the SPX Stock Fund are expressed in units. All SPX Stock Fund units are of equal value and no unit has priority or preference over any other.

         5.6 Common Stock, SPX Stock, Common Stock and SPX Stock Fund Units.

         (a) Common Stock Equivalency. In the event the Plan requires the Trustee or the Administrator to determine the number of whole and fractional shares in the Participant's Accounts, the Trustee shall allocate, for those accounting purposes only, the number of whole and fractional shares of Common Stock represented by the units of the Common Stock Fund held in the Participant's Accounts.

         (b) Valuation. Each unit in the Common Stock Fund shall have an initial value May 1, 2001 of $10,000, and each SPX Stock Fund unit has an initial value equal to its value on May 1, 2001. The Trustee shall thereafter value units in the Common Stock Fund and SPX Stock Fund on a daily basis in accordance with such uniform rules as the Trustee shall deem necessary and advisable; provided that the value of such units shall increase in the event (1) a dividend is paid on the Common Stock held in the Common Stock Fund (or SPX Stock held in the SPX Stock Fund), (2) interest is paid on cash held in the Common Stock Fund (or SPX Stock Fund), or (3) the market value of the Common Stock (or SPX Stock) held in the Common Stock Fund (or SPX Stock Fund) increases; and provided further that the value of such units shall decrease in the event the market value of Common Stock (or SPX Stock) held in the Common Stock Fund (or SPX Stock Fund) decreases. A stock split shall have no effect on the value of units but shall increase the number of shares represented by each unit in proportion to the stock split (for example, a two-for-one stock split will double the number of shares represented by each unit).

         (c) Issuance of Units. At such time as the Trustee receives (i) Company Matching Contributions, (ii) Participant Pre-tax Contributions and Rollover Contributions which the Participant has directed be invested in the Common Stock Fund, or (iii) proceeds from the sale of other

                  Investment Funds held in a Participant's Accounts which the Participant has directed be reinvested in the Common Stock Fund, the Trustee shall issue a number of new units in the Common Stock Fund determined by dividing the dollar amount of such Company Matching Contributions, Participant Pre-tax Contributions, Rollovers, and proceeds on such date by the dollar value of one unit in the Common Stock Fund immediately prior to receipt of such contributions. Since no additional amounts are to be invested in the SPX Stock Fund, the number of units held by this Plan shall not increase.

         (d) Distributions. In the event of any distribution under Section 6 (except a Non-Hardship Distribution), or in the event a Participant elects to transfer all or part of his Common Stock Fund (or SPX Stock Fund), the Trustee shall sell the shares of Common Stock (or SPX Stock) held in the Common Stock Fund (or SPX Stock Fund) which are represented by the units of the Common Stock Fund (or SPX Stock Fund) held in the Participant's Common Stock (or SPX Stock) or other Account and distribute the proceeds, plus the Participant's share of the cash held by the Common Stock Fund (or SPX Stock Fund), in cash, provided that in the event the Participant requests a distribution in Common Stock (or SPX Stock) as provided in
                  Section 5A.8, the Trustee shall not sell such shares of Common Stock (or SPX Stock) but shall distribute them to the Participant.

                                   SECTION 5A

                   SPECIAL PROVISIONS RELATING TO COMMON STOCK


         5A.1 Voting of Shares.

         (a)      Each Participant, as a named fiduciary, within the meaning of
                  Section 403(a)(1) of ERISA, may direct the Trustee as to the manner in which the Common Stock represented by units in the Common Stock Fund (or SPX Stock in the SPX Stock Fund) allocated to his Accounts is to be voted. Before each annual or special meeting of shareholders of the Company (or SPX), there shall be sent to each Participant a copy of the proxy solicitation material for such meeting, together with a form requesting instructions to the Trustee on how to vote the Common Stock (or SPX Stock) represented by units in the Common Stock Fund (or SPX Stock Fund) allocated to such Participant's Accounts. Instructions shall be mailed directly to the Trustee or its agent to preserve confidentiality. Upon receipt of such instructions, the Trustee shall vote such shares as instructed. In lieu of voting Participants' fractional shares as instructed by Participants, the Trustee may vote the combined fractional shares of Common Stock (or SPX Stock) to the extent possible to reflect the directions of Participants with allocated fractional shares.

         (b) The Trustee shall vote shares of Common Stock (or SPX Stock) represented by units in the Common Stock Fund (or the SPX Stock Fund) in Participants' Accounts, but for which the Trustee received no valid voting instructions in the same manner and in the same proportion as the shares of Common Stock (or SPX Stock) represented by units in the Common Stock Fund (or SPX Stock Fund) in the Participants' Accounts with respect to which the Trustee received timely voting instructions are voted.

                  Instructions from Participants shall be confidential and shall not be divulged by the Trustee or its agent to anyone, including the Company (or SPX Corporation) or any director, officer, employee or agent of the Company or SPX, it being the intent of this provision of Section 5A.1 to ensure that the Company or SPX (and their directors, officers, employees and agents) cannot determine the instruction given by any Participant. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee or its agent may prescribe.

         (c) In the event a court of competent jurisdiction shall issue an opinion or order to the Plan, the Company or the Trustee, which shall, in the opinion of counsel to the Company or the Trustee, invalidate under ERISA, in all circumstances or in any particular circumstances, any provision or provisions of this section regarding the manner in which Common Stock (or SPX Stock) held in the Trust shall be voted or cause any such provision or provisions to conflict with ERISA, then, upon notice thereof to the Company or the Trustee, as the case may be, such invalid or conflicting provisions of this Section 5A.1 shall be given no further force or effect. In such circumstances the Trustee shall nevertheless have no discretion to vote Common Stock (or SPX Stock) held in the Trust unless required under such order or opinion but shall follow instructions received from Participants, to the extent such instructions have not been invalidated. To the extent required to exercise any residual fiduciary responsibility with respect to voting, the Trustee shall take into account in exercising its fiduciary judgment, unless it is clearly imprudent to do so, directions timely received from Participants, as such directions are most indicative of what is in the best interests of Participants. Further, the Trustee, in addition to taking into consideration any relevant financial factors bearing on any such decision, shall take into consideration any relevant non-financial factors, including, but not limited to, the continuing job security of Participants as employees of the Company or any of its subsidiaries, conditions of employment, employment opportunities in the Participants' place of residence, and other similar matters, and the prospect of the Participants and prospective Participants for future benefits under the Plan.

         5A.2 Tender Offer; Applicability. The provisions of Sections 5A.2 through 5A.7 shall apply in the event any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of Common Stock or SPX Stock (herein jointly and severally referred to as a "Tender Offer").

         5A.3 Instructions to Trustee. The Trustee or its agent may not take any action in response to a Tender Offer except as otherwise provided in Sections 5A.2 through 5A.6. Each Participant, as a named fiduciary, within the meaning of
Section 403(a)(1) of ERISA, may direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the Common Stock (or SPX Stock) represented by units in the Common Stock Fund (or SPX Stock Fund) allocated to such Participant's Accounts in accordance with the provisions, conditions and terms of such Tender Offer and the provisions of Sections 5A.2 through 5A.6; provided, however, that such directions from Participants shall be confidential and shall not be divulged by the Trustee or its agent to anyone, including the Company, SPX, or any director, officer, employee or agent of the Company or SPX, it being the intent of this provision of Section 5A.3 to ensure that the Company or SPX (and its directors, officers, employees and agents) cannot determine the direction given by any Participant. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee or its agent may prescribe.

         5A.4 Trustee Action on Participant Instructions. The Trustee shall sell, offer to sell, exchange or otherwise dispose of the Common Stock (or SPX Stock) represented by units in the Common Stock Fund (or SPX Stock Fund) with respect to which it has received directions to do so under 5A.3 for Participants or as provided in Section 5A.6. The proceeds of a disposition directed by a Participant from his Accounts under Section 5A.3 shall be allocated to such Participant's Account and be governed by the provisions of Section 5A.7. Such proceeds, even if allocated to a Participant's Accounts under the Plan may, in the discretion of the Trustee, constitute one or more separate investment funds under the Plan governed, nevertheless, by the provisions of Section 5A.7.

         5A.5 Action With Respect to Participants Not Instructing the Trustee or Not Issuing Timely Instructions. To the extent to which Participants do not instruct the Trustee or do not issue timely directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the Common Stock (or SPX Stock) represented by units in the Common Stock Fund (or SPX Stock Fund) allocated to their Accounts, such Participants shall be deemed to have directed the Trustee that such shares remain invested in Common Stock subject to all provisions of the Plan including Section 5A.6.

         5A.6 Investment of Plan Assets After Tender Offer. The proceeds attributable to allocated Common Stock shall be invested in short-term, fixed income investments until the Participants to whose accounts such investments are allocated shall make investment elections with respect to such accounts in accordance with Section 5.3 of the Plan.

         5A.7 Purchase of Common Stock. As directed by the Committee, the Trustee may purchase Common Stock from the Company or any other source and such Common Stock may be treasury stock or authorized but unissued stock; provided, however, that in no event shall a commission be charged with respect to a purchase of Common Stock from the Company. If the Common Stock is traded on a national securities exchange, the value of such shares shall be the mean of the high and low trading prices on the National Association of Securities Dealers composite tape on the date of the contribution or purchase of such purchase as set forth therein. In the event that Common Stock contributed by or purchased under this Section 5A.7 is not traded on a national securities exchange, it shall be valued in good faith by an independent appraiser selected by the Trustee as of the date of the contribution or purchase.

         5A.8 Form of Distribution.

         (a) Distributions of a Participant's units in the Common Stock Fund or SPX Stock Fund held in all the Participant's Accounts shall be made in cash.

         (b) At the election of the Participant, distributions of a Participant's units in the Common Stock Fund (or SPX Stock Fund) allocated to his Accounts shall be made in full shares of Common Stock (or SPX Stock) with cash representing any fractional shares. In the event shares of Common Stock (or SPX Stock) are distributed after the record date for payment of a dividend on such shares of Common Stock (or SPX Stock), as soon as practicable after receipt of the dividend, it shall be distributed in the same manner that the shares of Common Stock (or SPX Stock) with respect to which the dividend is paid were distributed.

                                    SECTION 6

                          DISTRIBUTIONS TO PARTICIPANTS


         6.1 Distribution Following Normal Retirement Date. In the event of a Participant's termination of employment with the Company or a Related Company following his Normal Retirement Date, there shall be paid to the Participant, in such manner as elected by the Participant, the amount credited to his Account on the relevant Distribution Date following his Normal Retirement Date. The amount distributable shall be paid to the Participant as provided in Section 6.5, provided that the Participant may elect to defer receipt of his benefit until as late as his Required Distribution Date as specified at Section 6.5(h).

         6.2 Distribution Upon Termination of Employment. In the event of a Participant's termination of employment with the Company and any Related Company, there shall be paid to the Participant, in such manner as elected by the Participant, the amount credited to his Account on the relevant Distribution Date following his termination of employment. The amount distributable shall be paid to the Participant as provided in Section 6.5.

         6.3 Distribution Upon Death. Upon the death of a Participant while there remains any balance in his Account in the Plan, there shall become payable to the beneficiary or beneficiaries designated by the Participant pursuant to
Section 7, the amount credited to the Account of such Participant on the Distribution Date following the Participant's date of death. If there is no beneficiary designated or surviving at the time of the death of such Participant, payment shall be made within a reasonable time to the first surviving class, and in equal shares if there are more than one in each class, of the following classes of successive preference beneficiaries:

                       Participant's widow or widower

                       Surviving children

                       Surviving parents

                       Surviving brothers or sisters

                       Executor or administrator

         In any event, such amount shall be paid in a manner as the Committee may determine by any method in subsection 6.5 after consulting with the Participant's beneficiary. If the Participant's beneficiary is his surviving spouse, and the balance of the Participant's Account exceeds $5,000 as of the Distribution Date coincident with or next following the Participant's date of death, the surviving spouse may elect to defer receipt of the benefit until as late as the date the Participant would have attained age 70 1/2.

         6.4 Distribution to Participants Who Remain in the Employ of the
Company.

         (a) Non-Hardship Distribution. A Participant may request not more than twice per Plan Year a distribution of all or any portion of his After Tax Contributory Net Balance under the Plan. Such distribution may not be less than $1,000 (unless the entire amount available for such distribution is less than $1,000) and may be made as of any Distribution Date.

         (b) Hardship Distributions. General rule. For purposes of this Section, a distribution is on account of Hardship only if the distribution both is (i) made to a Participant who is employed by the Company as of the date the distribution is made, (ii) made on account of an immediate and heavy financial need of the Participant and (iii) is necessary to satisfy such financial need. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. A hardship distribution may consist only of the Participant's Pre-tax Contributions and the pre-1989 earnings thereon. Post-1988 earnings may not be distributed as part of a hardship distribution. Hardship distributions may be made as of any Distribution Date.

                  (1) Deemed Immediate and Heavy Financial Need. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

                           (A) Medical expenses described in section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in section 152) or expenses necessary for such persons to obtain such medical care;

                           (B) Purchase (excluding mortgage payments) of a principal residence for the Participant; or

                           (C) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents.

                           (D) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  (2) Distribution Deemed Necessary to Satisfy Financial Need. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

                           (A) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant.

                           (B)      The Participant has obtained all
                                    distributions, other than hardship
                                    distributions, and all nontaxable loans
                                    currently available under all plans
                                    maintained by the Company.

                           (C) The Plan, and all other plans maintained by the Company, provide that the Participant's elective contributions and employee contributions will be suspended for at least four full calendar quarters after receipt of the hardship distribution, and

                           (D) The Plan, and all other plans maintained by the Company, provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship distribution.

         (c) Receiving Benefits From Long Term Disability Plan. A Participant who is eligible for and receiving benefits under a Long Term Disability Plan covering employees of the Company may request a distribution of his entire Account under the Plan upon written notice to the Company received prior to any Distribution Date.

         6.5 Timing and Methods of Payment.

         (a) Whenever the Committee shall direct the Trustee to make payment to a Participant or his beneficiary upon termination of the Participant's employment (whether by reason of retirement, death, Total and Permanent Disability, or for other reasons), the Committee shall direct the Trustee to pay the amount credited to the Participant's Account as of the relevant Distribution Date, in cash in either of the following ways as the Participant shall determine:

                  (1)      In a lump sum,

                  (2) In deferred monthly or annual installments payable in substantially equal amounts, commencing within a reasonable time after termination of the Participant's employment and continuing over a period that complies with subsection (f).

         (b) The Committee must provide the Participant with a "general notice of distribution" no less than thirty (30) and no more than ninety (90) days before the Participant's annuity starting date. (The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form). Such notice must be in writing and must set forth the following information: (i) an explanation of the eligibility requirements for, the material features of, and the relative values of the alternate forms of benefits available under subsection (a) above and (ii) the Participant's right to defer receipt of a Plan distribution under Section 6.8 or subsection (e) below. Upon receipt of the general notice of distribution, a Participant may consent to receive a distribution of his vested Account as soon as practicable after his termination of service. Notwithstanding the foregoing, a Participant may waive the 30-day waiting period by affirmatively electing a distribution with an annuity starting date which is less than 30 days from the date the general notice of distribution was provided so long as distribution commences more than seven days after the general notice of distribution was provided and it has been clearly indicated to the Participant that he has a right to the full period for making his decision.

         (c) In the event that the Participant has terminated service and the Participant neither consents to receive a Plan distribution nor elects to defer receipt of a Plan distribution, the Participant's vested Account shall be distributed in the form he elects according to subsection (a) above, as soon as practicable thereafter, but in no event before the date the Participant attains Normal Retirement Date, if such vested Account exceeds $5,000 (or, if the Participant's vested Account balance exceeded $5,000 prior to such distribution, is less than or equal to $5,000 for distributions made after the initial distribution date).

         (d) Notwithstanding the foregoing provisions of this Section 6.5, if the balance of a Participant's Account as of the relevant Distribution Date, or as of the date the distribution is processed, if the Participant fails to apply for payment of his Account, does not exceed $5,000, or such higher limit as may be permitted by law, payment shall automatically be made in the form of a lump sum.

         (e) Except as provided in the next sentence, payment shall be made or commence not more than 60 days after the relevant Distribution Date determined under Sections 6.1, 6.2 or 6.3. A Participant who has terminated employment for any reason may elect to make an immediate withdrawal of $1,000 or more on the relevant Distribution Date.

         (f) Notwithstanding anything to the contrary contained elsewhere in the Plan a Participant's benefits under the Plan will be distributed to him not later than the Required Distribution Date (as defined at (h) below), or be distributed commencing not later than the Required Distribution Date in accordance with regulations prescribed by the Secretary of the Treasury over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his Beneficiary.

         (g) Notwithstanding anything to the contrary contained elsewhere in the Plan, distribution to a Participant's beneficiary shall comply with the following requirements:

                  (1) If the Participant dies after distribution has commenced pursuant to subsection (f) but before his entire interest in the Plan has been distributed to him, then the remaining portion of that interest will be distributed at least as rapidly as under the method of distribution being used under subsection
                           (f) at the date of his death.

                  (2) If the Participant dies before distribution has commenced pursuant to subsection (f), then, except as provided in subsections (g)(3) and (g)(4), his entire interest in the Plan will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (3) Notwithstanding the provisions of subsection (g)(2), if the Participant dies before distribution has commenced pursuant to subsection (f) and if any portion of his interest in the Plan is payable (A) to or for the benefit of a beneficiary, (B) in accordance with regulations prescribed by the Secretary of the Treasury over a period not extending beyond the life expectancy of the beneficiary, and
                           (C) beginning not later than December 31 of the calendar year immediately following the calendar year in which the Participant died, then the portion referred to in this subsection (g)(3) shall be treated as distributed on the date on which such distribution begins.

                  (4) Notwithstanding the provisions of subsections (g)(2) and (g)(3), if the beneficiary referred to in subsection (g)(3) is the surviving spouse of the Participant, then:

                           (A) the date on which the distributions are required to begin under subsection (g)(3)(C) of this Section shall not be earlier than the date on which the Participant would have attained age 70 1/2, and

                           (B) if the surviving spouse dies before the distributions to that spouse begin, then this subsection (g)(4) shall be applied as if the surviving spouse were the Participant.

         (h) For purposes of subsections (f) and (g) the Required Distribution Date shall be the April 1 of the calendar year following the later of (1) the calendar year in which the Participant attains age 70 1/2, or (2) the calendar year in which he leaves the employ of the Company, provided, however, that if the Participant is a 5% owner at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2 or any subsequent Plan Year or if he attained age 70 1/2 on or after January 1, 1988 and prior to January 1, 1997, the Required Distribution Date shall be the April 1 of the calendar year following the calendar year in which the Participant attained age 70 1/2.

         (i) For purposes of subsections (f) and (g), the life expectancy of a Participant and his surviving spouse may be redetermined, but not more frequently than annually.

         (j) A Participant may not elect a form of distribution pursuant to subsection (f) providing payments to a beneficiary who is other than his surviving spouse unless the actuarial value of the payments expected to be paid to the Participant is more than 50% of the actuarial value of the total payments expected to be paid under such form of distribution.

         (k) No Participant shall receive a distribution under circumstances that would impose an additional tax on such distribution pursuant to Section 72(t) of the Code unless and until that individual is notified in writing by the Committee of the tax and the individual, by writing delivered to the Committee, acknowledges receipt of the notification and requests the distribution.

         (l) All distributions shall be determined and made in accordance with the Proposed Income Tax Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Regulations.

         6.6 Adjusting on Deferred Payments. In the event that a Participant's distributive share is deferred for future distribution as provided at Section 6.1, 6.3 or 6.5(a)(2), the deferred portion of a Participant's distributive share as of the end of each Plan Year shall be entitled to, and shall continue to, share in the gains and losses of the Trust Fund as of each subsequent Accounting Date.

         6.7 Distributions of Pre-Tax Contributory Balances. Notwithstanding anything to the contrary contained elsewhere in the Plan, a Participant's Pre-tax Contributory Net Balance shall not be distributable other than upon:

         (a) the Participant's separation from service, death, or disability as provided at Sections 6.1, 6.2, or 6.3;

         (b) termination of the Plan without establishment of a successor defined contribution plan;

         (c) the date of the disposition by the Company of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Company in a trade or business of the Company, but only if the Participant is employed by such trade or business and continues employment with the corporation acquiring such assets;

         (d) the date of the disposition by the Company of the Company's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an unrelated entity; but only if the Participant is employed by such subsidiary and continues employment with such subsidiary following such disposition;

         (e)      the Participant's hardship [as defined in Section 6.4(b)].

         6.8 Commencement of Benefit Limitations. Unless the Participant elects otherwise, and subject to the maximum deferral requirements of Section 6.5(f), distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

         (a) the Participant attains age 65 (or normal retirement age, if earlier);

         (b)      the Participant terminates service with the Company.

         6.9 Direct Rollovers. A Participant who is otherwise receiving a distribution under this Section 6, may elect to have the distribution paid, in whole or in part, directly to an Eligible Retirement Plan pursuant to the terms and provisions of this Section 6.9.

         (a) Definitions. For purposes of this Section 6.9 the following terms shall have the following meanings:

                  (1) "Eligible Retirement Plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity (other than an endowment contract) described in Section 408(b), a qualified plan described in Section 401(a) if it is a defined contribution plan which permits the acceptance of rollover distributions, or an annuity plan described in Code Section 403(a).

                  (2) "Direct Rollover" means an Eligible Rollover Distribution that is paid directly to an Eligible Retirement Plan for the benefit of the Participant.

                  (3) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Participant in the Plan subject to the following exceptions and to paragraph (d) below:

                           (A) Any distribution that is one of a series of substantially equal periodic payments (paid not less frequently than annually) paid over a specified period of ten years or more;

                           (B)      Any distribution to the extent the
                                    distribution is required under Code Section
                                    401(a)(9) relating to the minimum
                                    distribution requirements;

                           (C) The portion of any distribution that is not includable in gross income [determined without regard to the exclusion for net unrealized appreciation described in Code
                                    Section 402(e)(4)]. An Eligible Rollover
                                    Distribution does not include the portion of any distribution that is excludable from gross income under Code Section 72 as a return of the employee's investment in the contract but an Eligible Rollover Distribution does include net unrealized appreciation;

                           (D) Returns of Code Section 401(k) elective deferrals described in Treasury Reg. Section 1.415-6(b)(6)(iv) that are returned as a result of the limitations under Code Section 415 as described at Plan Section 4.10(d)(3);

                           (E) Corrective distributions of excess Pre-tax Contributions and Excess Elective Deferrals as described at Plan Sections 4.13 and 4.12, respectively, together with the income allocable to these corrective distributions;

                           (F)      Loans treated as distributions under Code
                                    Section 72(p) because they exceed the
                                    limitations set forth by Code Section
                                    72(p)(2);

                           (G)      Loans in default that are deemed
                                    distributions;

                           (H) Similar items designated in revenue rulings, notices, and other guidance from the Treasury Department of general applicability.

         (b) Procedures. If a Participant follows the procedures set forth below, then the distribution shall be paid as a Direct Rollover;

                  (1) The Plan Administrator shall provide the Participant with a notice as required by Code Section 402(f). Such notice shall be provided at least 30 days, but not more than 90 days, before the distribution is to occur, provided that a Participant may elect to waive the 30-day waiting period and commence distribution immediately if (i) he has been given the opportunity to consider the rollover options for at least 30 days after the notice is provided and (ii) it has been clearly indicated to the Participant by the Plan Administrator that he has at least 30 days to make his decision.

                  (2) Following receipt of such notice, (in such manner as the Plan Administrator may determine) the Plan, the Participant may elect a Direct Rollover of all or part of a distribution. The Participant may elect a Direct Rollover up until the date set for the distribution. The election is revocable until the date set for the distribution. If no election is made by the Participant prior to the date set for the distribution, then the distribution shall be paid directly to the Participant subject to withholding required by Code Section 3405.

                  (3) The Participant electing a Direct Rollover must supply to the Plan Administrator the following information:

                           (A)      The name of the Eligible Retirement Plan;

                           (B) Additional information in order for the Plan Administrator to effectuate the Direct Rollover including, but not limited to, the name and address of the trustee of the qualified plan (or the name and address of the custodian of the individual retirement account) if the distribution is to be paid by check mailed to the trustee or custodian or sufficient information to effectuate a wire transfer if the Direct Rollover is to be made by wire transfer.

                  (4) The Plan Administrator shall have complete discretion to choose the means for payment of a Direct Rollover. Payment may be by check mailed to the plan trustee or IRA custodian, a check delivered by the Participant to the plan trustee or IRA custodian, or by wire transfer to the plan trustee or IRA custodian. Under no circumstances shall a wire transfer or a check be directed to or made payable to the Participant for purposes of a Direct Rollover.

         (c) Limitations.

                  (1) In electing a Direct Rollover, the Participant shall specify only one Eligible Retirement Plan to which a Direct Rollover shall be made.

                  (2) A Participant may elect a Direct Rollover of a portion of the distribution with the balance of the distribution to be received by the Participant (less applicable withholding).

                  (3)      An offset to a Participant's Account pursuant to
                           Section 19.7 with respect to default on a loan, shall not be a Direct Rollover, although such amount may constitute an Eligible Rollover Distribution.

         (d) Effect on Non-Participant Beneficiaries.

                  (1) Payment to Participant's Spouse. If any distribution attributable to a Participant is paid to the Participant's surviving spouse, the above rules apply to the distribution in the same manner as if the Participant's surviving spouse were the Participant, except that only an individual retirement account or individual retirement annuity (other than an endowment contract) are treated as Eligible Retirement Plans with respect to the surviving spouse's Eligible Rollover Distribution.

                  (2) Payment to Spouse as Alternate Payee. If any distribution attributable to a Participant is paid to the Participant's spouse or former spouse by reason of being an alternate payee under a qualified domestic relations order then the above rules shall apply to the distribution in the same manner as if the spouse (or former spouse) were the Participant.

                  (3) Distribution to Non-Spouse Beneficiary. A distribution to a beneficiary who is not the Participant, the Participant's surviving spouse (or spouse or former spouse by reason of being an alternate payee under a qualified domestic relations order) does not constitute an Eligible Rollover Distribution and such beneficiaries may not elect a Direct Rollover.

                                    SECTION 7

                             BENEFICIARY DESIGNATION


         Beneficiary Designations. Every Participant shall, upon becoming a Participant, have the right to designate a beneficiary (person, persons or entity) to receive his interest in the Plan in the event of his death. The designation shall specify the share to be received by each beneficiary and shall indicate how any remaining balance is to be paid in the event of the death of the designated beneficiary or beneficiaries. Such designation of a beneficiary may be changed from time to time by the Participant by filing a new designation with the Committee. If any Participant shall fail to designate a beneficiary, or if all beneficiaries predecease the Participant, any nonforfeitable balance in the Account shall be paid to the preference beneficiary as listed in Section
6.3. If a beneficiary survives the Participant but fails to collect all amounts payable on behalf of the beneficiary from the Participant's Account, the balance shall be paid to the beneficiary's estate unless the Participant has directed otherwise. A Participant's designation of beneficiary shall be made on a form prescribed by, provided by, and filed with the Committee. In any case where the Participant is married and has designated a primary beneficiary other than his spouse, the designation form must be signed by the Participant's spouse, indicating the spouse's consent to the designation and acknowledgment of its effect, and the spouse's signature must be witnessed by an unrelated representative of the Plan or a notary public. In any case where the Participant designated his spouse as his primary beneficiary and thereafter is divorced from such Spouse, the Participant's written designation of such former spouse shall be null and void as of the date of the divorce unless otherwise provided in a qualified domestic relations order described in Section 10.1(b), provided that a Participant may, after the divorce, file a new written designation of his former spouse as his primary beneficiary, subject to the consent of a subsequent spouse, if applicable.

                                    SECTION 8

                             CONCERNING THE COMPANY


         8.1 Rights Against the Company. Neither the establishment of the Plan, nor of the Trust Fund herein provided for, nor any modification thereof, nor the payments of any benefits hereunder shall be construed as giving to any Participant or person whomsoever any legal or equitable rights against the Company, its officers, directors or stockholders as such, or as giving any Employee or Participant the right to be retained in the service of the Company. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and the Company shall have no responsibility for the benefit payments to be made therefrom other than to make contributions to the Trust Fund as herein provided and carry out such other responsibilities as are specifically provided.

         8.2 Effect of Bankruptcy and Other Contingencies Affecting the Company. In the event the Company terminates its connection with the Plan or is dissolved or liquidated, or shall by appropriate legal proceedings be adjudged a bankrupt, or in the event judicial proceedings of any kind result in the involuntary dissolution of the Company, the Plan shall be terminated and the Trust Fund shall be distributed as provided herein. In the event the Company is consolidated or merged with another company, the continuing company may elect to continue or to terminate the Plan.

                                    SECTION 9

                                 TRUST AGREEMENT


         The Company's parent, SPX Corporation, has entered into a trust agreement with a corporate trustee for the purpose of creating a trust to hold the assets of the Plan. The trust agreement shall be deemed to form a part of the Plan and any and all rights and benefits which accrue to any Participant or his beneficiaries under the Plan shall be subject to all the terms and provisions of the trust agreement. SPX Corporation (or the Company if SPX ceases to be a Related Company) may modify such trust agreement from time to time to accomplish the purpose of the Plan and may remove any Trustee and select a successor Trustee.

                                   SECTION 10

                           NON-ALIENATION OF BENEFITS

         10.1 Non-Alienation.

         (a) No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind, except that a Participant may pledge a part or all of his Account in the Plan to secure a loan granted to him pursuant to subsection 19.1 hereof. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or hereafter payable, other than to secure such a loan from time the Trust Fund, shall be void. No benefit nor the Trust Fund shall in any manner be liable for or subject to the debts or liabilities of any Participant or retired Participant entitled to any benefit.

         (b) The provisions of paragraph (a) shall not apply to any qualified domestic relations order as defined in ERISA Section 206(d) (3) (8) or to enforcement of federal tax levies as provided in Treasury Regulation Section 1.401(a)-13(b) (2). Distribution from a Participant's Account to an alternate payee pursuant to a qualified domestic relations order shall be permitted prior to the date the relative Participant attains the "earliest retirement age" as defined in Code
                  Section 414(q). Unless otherwise specified in the qualified domestic relations order, the distribution (or transfer to a separate Account for the alternate payee, if the distribution is not immediate) shall be made proportionally from all Accounts of the Participant, and the alternate payee shall receive the portion of the Common Stock Account (or SPX Stock Account) distributed at the time specified in the order in accordance with Section 5A.8 (as if the alternate payee were a Participant). An alternate payee pursuant to a qualified domestic relations order shall be permitted to direct the investment of his or her interest in the Plan.

                                   SECTION 11

                                 ADMINISTRATION


         11.1 Plan Administrator and Fiduciary. The Plan shall be administered by a Committee appointed by the Board of Directors of the Company. However, for so long as the Company is a subsidiary of SPX Corporation, the Committee shall be the SPX Administrative Committee and be appointed by the SPX Corporation Board of Directors. Any member of the Committee may resign by delivering his written resignation to the Board of Directors. Vacancies in the Committee arising by resignation, death, removal or otherwise, shall be filled by the Board of Directors. The Committee shall be the administrator of the Plan and the Committee shall be a fiduciary under the Plan and under the Trust Fund, as a named fiduciary in accordance with the Act.

         11.2 Compensation and Expenses.

         (a) A member of the Committee shall serve without compensation for services as such if he is receiving full-time pay from the Company or a Related Company as an Employee. Any other member of the Committee may receive compensation for services as a member, paid from the Company and not from the Plan. Any member of the Committee may receive reimbursement by the Company of expenses properly and actually incurred.

         (b) All expenses of the Committee and the expenses of the Plan shall be paid from the Plan assets held in the Trust to the extent not paid by the Company. The payment by the Company of such costs and expenses for a Plan Year shall not be deemed an election to pay the costs and expenses in any subsequent Plan Year. Such expenses shall include any expenses incident to the functioning of the Committee, including, but not limited to, fees of actuaries, accountants, legal counsel and other specialists and other costs of administering the Plan.

         (c) From time to time, the Company may initially pay Administrative Expenses which are payable by the Trust pursuant to Section 11.2(a) or (b), and then be reimbursed by the Trust. Such advances by the Company shall be treated as an extension of credit from the Company to the Plan pursuant to ERISA Prohibited Transaction Class Exemption 80-26, April 29, 1980 (45 FR 28545). Accordingly, the Company shall charge the Plan no interest or other fee, and no discount for payment in cash shall be relinquished by the Plan in conjunction with such a transaction. The proceeds of the Company's extension of credit shall be used only:

                  (i) for the payment of ordinary operating expenses of the Plan, including (without limitation) the payment of benefits in accordance with the terms of the Plan, and periodic premiums under an insurance or annuity contract; or

                  (ii) for a period of not more than three (3) days, for a purpose incidental to the ordinary operation of the Plan (such as [for example, and not by way of limitation] cash to cover an investment purchased by the Trust while the sale of other securities is being settled to pay for the new purchase).

                  The extension of credit shall be unsecured; and shall not be made by any other employee benefit plan of the Company.

         11.3 Manner of Action. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted and other actions taken by the Committee at any meeting shall be by a vote of a majority of those present at any such meeting. Upon concurrence in writing of a majority of the members at the time in office, action of the Committee may be taken otherwise than at a meeting.

         11.4 Chairman, Secretary and Employment of Specialists. The members of the Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not, be a member of the Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments in their behalf, any may employ at the Company's expense such counsel, auditors and other specialists and such clerical, medical, legal, actuarial, accounting and other services as they may require in carrying out the provisions of the Plan. Pursuant to Section 405 of the Act, the Committee may designate a person other than a named fiduciary to carry out fiduciary responsibilities (other than trustee responsibilities) under the Plan, including, but not limited to the power to approve and process loans and to process distributions on termination of employment and in-service distributions in accordance with such uniform rules as the Committee may adopt.

         11.5 Subcommittees. The Committee may appoint one or more subcommittees and delegate such of its powers and duties as it deems desirable to any such subcommittee, in which case every reference herein made to the Committee shall be deemed to mean or include the subcommittees as to matters within their jurisdiction. The member of any one such subcommittee shall consist of such officers or other employees of the Company and such other persons as the Committee may appoint.

         11.6 Records. All resolutions, proceedings, acts and determinations of the Committee shall be recorded by the Secretary thereof or under his supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary.

         11.7 Rules. Subject to the limitations contained in the Plan, the Committee shall be empowered from time to time in its discretion to adopt by-laws and establish rules for the conduct of its affairs and the exercise of the duties imposed upon it under the Plan.

         11.8 Administration. The Committee shall be responsible for the administration of the Plan. The Committee shall have all such powers as may be necessary to carry out the provisions hereof and may, from time to time, establish rules for the administration of the Plan and for the transaction of the Plan's business. In making any such determination or rule, the Committee shall pursue uniform polices as from time to time established by the Committee and shall not discriminate in favor of or against any Participant. The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including but not limited to the determination of the eligibility for and the amount of any benefit payable under the Plan. The Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to determined any and all questions arising under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies or omissions, by general rule or particular decision. The Committee shall make, or cause to be made, all reports or other filings, necessary to meet the reporting and disclosure requirements of the Act which are the responsibility of "plan administrators" under the Act. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

         11.9 Notice of Address. Each person entitled to benefits from the Plan must file with the Company, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest reported post office address will be binding upon him for all purposes of the Plan and neither the Committee nor the Company or Trustee shall be obliged to search for, or ascertain his whereabouts.

         11.10 Information for Benefits and Data. All persons claiming benefits from the Plan must furnish to the Committee or its designated agent, such documents, evidence, or information as the Committee or its designated agent considers necessary or desirable for the purpose of administering the Plan; and each such person must furnish such information promptly and sign such documents as the Committee or its designated agent may require before any benefits become payable from the Plan.

         11.11 Appeals from Denial of Claims. If any claim for benefits under the Plan is wholly or partially denied, after completion of the established claim procedure at the plant or division level, the claimant shall be given notice in writing, within 90 days (or 180 days in a special case) from the receipt of the claim by the Plan, by registered or certified mail, of such denial, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the Plans claim review procedure. The claimant also shall be advised that he or his duly authorized representative may request a review by the Committee of the decision denying the claim by filing with the Committee, within 60 days after such notice has been received by the claimant, a written request for such review, and that he may review pertinent documents, and submit issues and comments in writing within the same 60 day period. If such request is so filed, such review shall be made by the Committee within 60 days after receipt of such request, and the claimant shall be given written notice of the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

         11.12 Indemnity for Liability. The Company shall indemnify each member of the Committee or subcommittee against any and all claims, losses, damages, expenses, including counsel fees, incurred by the Committee or subcommittee and any liability, including any amounts paid in settlement with the Committee's or subcommittee's approval, arising from the member's or Committee's or subcommittee's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member.

                                   SECTION 12

                               CHANGES IN THE PLAN


         12.1 Amendments

         (a) Company's Right to Amend. The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and does hereby reserve the right to amend (with or without retroactive effect), modify or terminate the Plan at any time, which includes the right to vary the amount of or to terminate the Company's contributions to the Plan. The officers of the Company may make any modifications or amendments to the Plan that are necessary or appropriate to qualify or maintain the Plan as an exempt plan meeting the requirements of the applicable section or sections of the Internal Revenue Code, as now in effect or hereafter adopted, or the regulations or rulings issued thereunder.

         (b) Operation of Amendments. Except as may be specifically provided otherwise in the Plan, or in any amendment to the Plan, each amendment to the Plan shall operate prospectively only from the effective date of the amendment, and the rights and obligations of an Employee, Participant, or Beneficiary of a Participant, who retires, dies, or otherwise terminates employment with the Company prior to the effective date of any amendment, shall be determined without regard to such amendment, on the basis of the Plan terms in effect on the date of retirement, death, or other termination of employment.

         (c) Prohibition Against Reversion of Assets or Reduction of Benefits. Except as provided in the Code, ERISA, and applicable regulations, no amendment shall (1) cause any part of the fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants and their Beneficiaries, (2) reduce the Account balance or nonforfeitable percentage of any Participant or Beneficiary, or (3) eliminate an optional form of benefit which is attributable to the portion of the Participant's Account accumulated before the amendment's adoption.

         (d) Amendment to Vesting Provisions. In the case of amendment to the provisions of the Plan relating to nonforfeitable rights based on service, each Participant (1) who has completed at least three Years of Service and (2) whose nonforfeitable rights are adversely affected by the amendment, may elect, during the election period, to have his nonforfeitable rights determined without regard to such amendment. The election period must begin no later than the date the amendment is adopted and end no later than the latest of (A) the date which is sixty days after the day the amendment is adopted, (B) the date which is sixty days after the day the Participant is issued written notice of the amendment, or (C) the date which is sixty days after the amending becomes effective.

         12.2 Termination of the Plan. In the event of complete or partial termination of the Plan or upon complete or partial discontinuance of Company contributions to the Plan, the value of the proportionate interest of each affected Participant having an interest in the Trust Fund shall be determined as of the date of termination or discontinuance. The interest of such persons who will no longer be covered by the Plan shall remain 100% vested. Thereafter, distribution shall be made to such persons as provided in Section 6.

                                   SECTION 13

                                   LITIGATION


         Litigation. In order to protect the Trust Fund against depletion as a result of litigation, in the event that any Participant may bring any legal or equitable action arising under the Plan against the Trustee or the Company or the Committee, or in the event that the Company or the Trustee or the Committee may find it necessary to bring any legal or equitable action arising under the Plan against any Participant or any person claiming any interest by or through such Participant, the Committee shall have the right to join the Trustee as a party defendant or party plaintiff in any such action, and all expenses of defending or bringing such action shall be paid by the Trustee from the Trust Fund, to the extent permitted by the Act.

                                   SECTION 14

                                EFFECT OF MISTAKE


         Effect of Mistake. In the event of a mistake or misstatement as to the eligibility or compensation or participation of a Participant or the allocations made to the Account of any Participant, or the amount of payments made or to be made to a Participant, the Committee shall, if possible, cause to be allocated from future Company Contributions, or cause to be withheld or accelerated, or otherwise make adjustment of, such amounts as will in its judgment accord to such Participant, the credits to the Account or payments to which he is properly entitled under the Plan.

                                   SECTION 15

                        MERGER, CONSOLIDATION OR TRANSFER

         15.1 Merger, Consolidation or Transfer.

         (a) In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in this Plan shall be entitled to a benefit under the successor plan immediately after such merger, consolidation, or transfer which is equal to or greater than the benefit, according to the terms and conditions of this Plan, that he would have been entitled to receive immediately before the merger, consolidation or transfer, the same as if this Plan were then terminated.

         (b) In the case of any merger or consolidation with, or transfer of assets or liabilities from, any other plan, each participant in such other plan shall be entitled to a benefit under this Plan immediately after such merger, consolidation, or transfer which is equal to or greater than the benefit, according to the terms and conditions of such other plan, that he would have been entitled to receive from such other plan immediately before the merger, consolidation or transfer, the same as if such other plan were then terminated, provided that the Committee may, in its sole discretion, provide for such changes in investments from such other plan to this Plan, and for a temporary freeze on distributions and participant direction of investments with respect to accounts merged, consolidated or transferred from such other plan, as the Committee deems necessary for administration of this Plan.

                                   SECTION 16

                                 APPLICABLE LAWS


         Applicable Laws. To the extent that ERISA does not control, the Plan shall be construed, administered and governed in all respects under and by the laws of the State of Michigan, with the exception of the trust agreement maintained under the Plan which shall be construed, administered and governed in all respects under and by the laws of the state in which the situs of the trust is located.

                                   SECTION 17

                                    APPROVAL


         Internal Revenue Approval. It is the intention of the Company to obtain a ruling or rulings by the District Director of Internal Revenue that the Plan as in effect from time to time meets the requirements of Section 401(a) and 401(k) of the Code, and to maintain it as a plan meeting such requirements. Further, it is the intention of the Company to qualify or maintain the Plan as a plan meeting the requirements of Section 404(a) of the Code or any other applicable provisions of the Code or the regulations issued thereunder pertaining to the deductibility for tax purposes of contributions made by the Company under the Plan, except such contributions made by the Company in respect to Employees of a Foreign Subsidiary which are rendered non-deductible to the Company under Section 406 of the Code.

                                   SECTION 18

                              TOP-HEAVY PLAN RULES

         Top-Heavy Plan Rules.

         (a) General Rule. If, for any Plan Year, the Plan is a top-heavy plan as determined under paragraph (b), then the requirements in paragraph (c) shall apply to the extent indicated by that paragraph. For purposes of this Section, the term "Employer" shall include any related employer for which Years of Service credit is granted to Participants under this Plan for purposes of vesting.

         (b) Top-Heavy Test. The Plan's status as a top-heavy plan for any Plan Year shall be determined in accordance with the following five-step procedure:

                  (1) Required Plan Aggregation. First, there shall be aggregated with this Plan (i) each plan of the Employer in which at least one key employee participates or participated during the determination period (regardless of whether the plan has terminated) and (ii) each other plan of the Employer which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or Section 410.

                  (2) Key Employee Sum. Second, there shall be computed, as of the determination date, the sum of the account balances of all key employees under all defined contribution plans, including this Plan, required to be aggregated under (1), and the present values of the cumulative accrued benefits of all key employees under all defined benefit plans required to be aggregated under (1). For purposes of this computation, account balance means the account balance as of the most recent valuation date occurring within a 12-month period ending on the determination date, plus an adjustment for contributions due as of the determination date. In the case of a profit sharing plan or other plan not subject to the minimum funding requirements of Code
                           Section 412, the adjustment is the amount of any contributions actually made after the valuation date but on or before the determination date, except that in the first plan year, the adjustment shall include any contributions made after the determination date that are allocated as of a date within the first plan year. In the case of a money purchase pension plan or other plan subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of any contributions that would be allocated as of a date not later than the determination date, even though such amount is not yet required to be contributed, plus the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period under Code Section 412(c)
                           (10). Also for purposes of this computation, the present value of a cumulative accrued benefit shall be determined as of the most recent valuation date occurring within a 12-month period ending on the determination date with the accrued benefit for a current Participant determined as if the individual had terminated employment as of such valuation date, except that in the first plan year of a defined benefit plan, the accrued benefit of a current Participant must be determined as if the individual had terminated employment as of the last day of the plan year. Finally, for purposes of this computation:

                           (A) there shall be included in the sum any distributions (other than rollover amounts or plan-to-plan transfers not initiated by the employee or made to another plan maintained by the Employer) made to an employee from this Plan, or from another plan required to be aggregated under (1), within the five-year period ending on the determination date;

                           (B) there shall be excluded from the sum any rollover contribution and any plan-to-plan transfer initiated by the employee and accepted by this Plan, or by any other plan required to be aggregated under (1), from a plan other than one maintained by the Employer;

                           (C) there shall be excluded from the sum the account balance and present value of the accrued benefit of any employee who formerly was a key employee but who is not a key employee for the year ending on the determination date; and

                           (D) there shall be excluded from the sum any amounts attributable to tax deductible employee contributions. Provided, however, that if an individual has not been an employee with respect to any plan of the Employer during the five-year period ending on the determination date, any accrued benefit or account balance of the individual is disregarded. Such individual must not have performed any services for the Employer for the five-year period.

                  (3) All Employee Sum. Third, under the same procedures as set forth in (2) above, including the special rules in (A), (B), (C) and (D), there shall be computed the sum of account balances and present values of accrued benefits for all employees.

                  (4)      Top-Heavy Test Fraction. Fourth, the sum computed in
                           (2) shall be divided by the sum computed in (3), and if the resulting fraction is 0.60 or less, neither the Plan nor any plan required to be aggregated under
                           (1) is a top-heavy plan for the Plan Year. If the fraction is greater than 0.60, both the Plan and any plan required to be aggregated under (1) are top-heavy plans for the Plan Year, unless the permissive plan aggregation described in (5) below, the recomputed fraction is 0.60 or less.

                  (5) Permissive Plan Aggregation. At the election of the Plan Administrator, plans of the Employer, other than those required to be aggregate under (1), but which provide contributions or benefits comparable to this Plan, may be aggregated with the Plan and the plans required to be aggregated under (1), provided that such aggregated group would meet the requirements of Code Sections 401(a) (4) and 410. Steps (2) to (4) above may then be repeated, based on this permissively aggregated group, and if the top-heavy test fraction computed in step (4) is 0.60 or less for this group, then neither the Plan nor any plan required to be aggregated under (1) is a top-heavy plan for the Plan Year; however, if the top-heavy test fraction computed in step (4) is still greater than 0.60, both the Plan any plan required to be aggregated under (1) will be top-heavy plans for the Plan Year, but no plan which is permissively aggregated under this step (5) will be deemed top-heavy for such reason.

         (c) Superseding Rules. For each Plan Year that the Plan is a top-heavy plan, the requirements in (1) and (2) shall supersede any other provisions of the Plan which otherwise would apply for that Plan Year.

                  (1) Adjusted Code Section 415 Limitations. In order to reduce the overall limitations on combined plan contributions and benefits under Code Section 415, the number 1.00 shall be substituted for 1.25 in the definitions of defined contribution fraction and defined benefit fraction in Section 4.10(c) of the Plan. Provided, however, that the foregoing sentence shall not apply if (i) the top-heavy test fraction in paragraph (b)(4) or recomputed fraction after applying paragraph (b)(5) is 0.90 or less and (ii) each non-key employee receives an additional minimum contribution or benefit under a plan of the Employer. In the case of a non-key employee participating only in a defined benefit plan, the additional minimum benefit for each year of Service counted is one percentage point, up to a maximum of ten percentage points, of the employee's average compensation for the five consecutive years when the employee had the highest aggregate compensation from the Employer, computed as described in (3) below. In the case of a non-key employee participating only in this or another defined contribution plan, the additional minimum contribution is one percent of the employee's compensation. In the case of a non-key employee participating both in a defined benefit plan and this or another defined contribution plan, there is no additional minimum benefit, but the additional minimum contribution shall be 2 1/2% of the employee's compensation.

                  (2) Minimum Contributions or Benefits for Non-Key Employees. Employer contributions and forfeitures for any Plan Year allocated on behalf of each non-key employee Participant (A) who has not separated from employment from the Employer at the end of the Plan Year, (B) who is eligible for an allocation of Employer contributions under the Plan (without regard to any requirements for a minimum number of Hours of Service during the Plan Year, mandatory contributions, or compensation for the Plan Year in excess of a stated amount), and (C) who does not participate in a defined benefit plan of the Employer, shall be equal to at least (i) 3%, or if less, the maximum percentage of Employer contributions and forfeitures (as a percentage of compensation not in excess of $200,000) allocated on behalf of any key employee Participant for the Plan Year, multiplied by (ii) the non-key employee Participant's compensation for the Plan Year. For purposes of this rules, Employer contributions and forfeitures allocated under any other defined contribution plan of the Employer, in which any key employee participates or which enables another defined contribution plan to meet the requirements of Code Sections (401(a) (4) or 410, shall be considered contributions and forfeitures allocated under this Plan. Effective for Plan Years beginning after December 31, 1984, amounts contributed pursuant to a salary reduction plan (including a cash or deferred arrangement) are to be included as employer contributions for purposes of computing the minimum contribution. In the case of any non-key employee Participant who is also a Participant in any defined benefit plan of the Employer, the minimum contribution allocated shall be equal to at least 5% multiplied by the non-key employee Participant's compensation for the Plan Year. Amounts contributed pursuant to a salary reduction plan shall not be considered employer contributions for purposes of computing the minimum contribution.

         (d) Special Definitions. For purposes of this Section, the following terms shall have the meanings indicated:

                  (1)      "compensation" shall be as defined at Section 2.13.

                  (2) "determination date" means, with respect to any Plan Year, the last day of the preceding Plan Year. Where one or more plans are required or permitted to be aggregated with this Plan, and where all plan years do not coincide, the key employee and all employee sums in paragraph (b) each shall be determined separately for each plan on the respective determination dates, and the results shall then be combined for the determination dates falling within the same calendar year.

                  (3) "employee" means (i) a common-law employee of the Employer who is or once was a Participant, or would have been a Participant but for his failure to complete 1,000 or more Hours of Service in any Plan Year (after meeting the Plan's initial eligibility requirements), to make mandatory employee contributions, if required, or to receive compensation in excess of a stated amount, and (ii) any Beneficiary, but in each case excluding any individual who is a member of a unit of employees covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining with the Employer, unless a member of the bargaining unit is a key employee, in which case the foregoing exclusion shall not apply.

                  (4) "key employee" means each employee or former employee (or Beneficiary of either) who, at any time during the Plan Year containing the determination date or any of the four preceding Plan Years, --

                           (i) is one of the 50 individuals (or, if fewer, the greater of 3 individuals or 10 percent of all employees) being officers of the Employer and who had compensation greater than 50% of the applicable dollar limitation under Code Section 415(b)(1)(A).

                           (ii) is one of the ten employees owning the largest interest in the employer and who has compensation from the Employer at least equal to the dollar limitation of Code
                                    Section 415(c)(1)(A) in effect for the
                                    calendar year in which the determination date falls;

                           (iii) owns more than 5% of the outstanding stock or voting power of all stock of the Employer; or

                           (iv) owns more than 1% of the outstanding stock or voting power of all stock of the Employer and has annual compensation from the Employer of more than $150,000.

                                    For purposes of (ii), (iii), and (iv), the constructive ownership rules of Code Section 318 shall apply with the modification that 5 percent shall be substituted for 50 percent in Section 318(a)(2). Also, for purposes of
                                    (ii), an employee shall be considered a key employee, even if he is not among the first ten largest owners, if his ownership interest in the Employer is not less than at least one of the top ten owners and provided he has the requisite level of compensation described in (ii). Finally, for purposes of
                                    (iii) and (iv), each employer that otherwise would be aggregated under this Section's definition of "Employer" shall be treated as a separate employer to determine ownership percentages.

                  (5) "valuation date" means the last day of the plan year in the case of any defined contribution plan, including this Plan, and the date used for computing plan costs for minimum funding in the case of any defined benefit plan.

                                   SECTION 19

                              LOANS TO PARTICIPANTS


         19.1 Establishment of Participant Loan Program.

         (a) The Committee is hereby authorized to establish a Participant loan program according to the terms and conditions provided in this Section. All references to "Participants" with respect to this loan program shall include only those Participants who are on the payroll system (including disabled Participants) and have an Account balance in the Plan and only those former Participants and Beneficiaries who are "parties in interest" as defined by ERISA Section 3(14).

         (b) The Committee is authorized to administer the Participant loan program. All applications for loans shall be made by a Participant to the Trustee pursuant to the terms of the trust agreement between the Company and the Trustee.

         19.2 Loan Applications.

         (a) Loan applications will be accepted by the Trustee on any business date. The Participant's non-refundable application fee (in such amount as may be determined by the Plan Administrator from time to time) shall be deducted from the Participant's Account.

         (b) All loan applications shall be considered by the Trustee within thirty (30) days after the Participant makes formal application. The Participant shall be required to provide such supporting information deemed necessary by the Committee.

         (c) The Trustee shall determine whether a Participant qualifies for a loan, applying such criteria as a commercial lender of funds would apply in like circumstances with respect to the Participant. Such criteria shall include, but need not be limited to, the creditworthiness of the Participant and his general ability to repay the loan, whether adequate security has been provided for the loan, and whether the Participant agrees, as a condition for receiving the loan, to make repayments through direct, after-tax payroll deduction.

         (d) Loans shall be made available to all Participants on a reasonably equivalent basis.

         (e) Loans shall not be made available to Highly Compensated Employees on terms more favorable or in an amount greater than the amount made available to other Employees.

         (f) Each participant with a loan or loans outstanding shall be responsible for a loan administration fee each year (in an amount determined by the Plan Administrator from time to time), which shall be deducted from the Participant's account.

         19.3 Loan Amounts. With regard to any loan made pursuant to this program, the following rules and limitations shall apply:

         (a) No loan in an amount less than $1,000 shall be granted to any Participant.

         (b) A maximum of two (2) active loans will be permitted with respect to any Participant at any time. Only one loan per Participant may be taken per calendar year.

         (c) Any loan made pursuant to this program shall be made from the Accounts of the Participant in the following order:

                  (1)      Pre-tax Contribution Account,

                  (2)      Rollover Contribution Account,

                  (3)      After-tax Contribution Account,

                  (4) Company Matching Contribution Account (including the Common Stock Account).

         (d) In no event shall any loan made pursuant to this Section to any Participant be in an amount which shall cause the outstanding aggregate balance of all loans made to such Participant under this Plan and all other qualified employer plans (as defined in Section 72(p)(4) of the Code) maintained by the Company or any related employer (as defined in Section 72(p)(2)(D) of the Code) to exceed the lesser of:

                  (1)      $50,000, reduced by the excess (if any) of:

                           (A) the highest outstanding balance of loans from the Plan to the Participant during the one-year period ending on the day before the date such loan is made, over

                           (B) the outstanding balance of loans from the Plan to the Participant on the date on which such loans are made, or

                  (2) fifty percent (50%) of the aggregate vested portion of the Participant's Accounts.

         (e) The "vested Accounts" will be determined as of the Valuation Date coinciding with or immediately preceding the date the loan application is made.

         19.4 Repayment of Loans.

         (a) Each loan made under this Section shall mature and be payable in full over a stated term not to exceed five years after the date such loan is made, except that a loan to a Participant used to acquire any dwelling unit that within a reasonable time after the loan is made is to be used (determined at the time the loan is made) as the principal residence of the Participant shall mature and be payable in full within fifteen years after the date the loan is made.

         (b) Payments of principal and interest shall be made through payroll deductions for Participants who are active employees. Such Participants shall irrevocably authorize payroll deductions in writing on a form supplied by the Committee at the time the loan is made. Such payroll deductions shall be sufficient to amortize the principal and interest payable pursuant to the loan during the term thereof on a substantially level basis in equal installments from the Participant's regular paycheck. Upon termination of employment, the amount of the remaining payments will be determined and payment by the Participant by a cashout check or money order will be due within ninety (90) days.

         (c) If a Participant ceases to be an active employee (for example if he is laid off) but is expected to return to active status he may continue to make installment loan payments by personal check.

         (d) Payments on any loan or loans outstanding during a periods of military service may be extended for a period of time equal to the period of qualified military service as defined in the Uniformed Sources Employment and Reemployment Rights Act.

         19.5 Interest Rate. Any loan granted or renewed under this program shall bear a reasonable rate of interest commensurate with the prevailing interest rate charged on similar loans, as determined from time to time by the Committee.

         19.6 Security. Adequate security shall be provided by the Participant before a loan is granted. For this purpose, the Plan shall consider a Participant's vested interest under the Plan to be adequate security. However, in no event shall more than fifty percent (50%) of a Participant's Account balance(s) in the Plan (determined immediately after origination of the loan) be used as security for the loan. It shall be the policy of the Plan not to make loans which require security other than the Participant's vested interest in the Plan.

         19.7 Default.

         (a) The entire unpaid balance of any loan made under this Section and all interest due thereon, including all arrearages thereon, shall, at the option of the Committee, immediately become due and payable without further notice of demand, if, with respect to the borrowing Participant, any of the following events of default occurs:

                  (1) any payments of principal or accrued interest on the loan remain due and unpaid for a period of ten days after the same becomes due and payable under the terms of the loan;

                  (2) a proceeding in bankruptcy, receivership, or insolvency is commenced by or against the borrowing Participant. Any payments of principal or interest on the loan not paid when due shall bear interest thereafter, to the extent permitted by law, at the rate specified by the terms of the loan. The payment and acceptance of any sum or sums at any time on account of the loan after an event of default, or any failure to act or enforce the rights granted hereunder upon an event of default, shall not be a waiver of the right of acceleration set forth in this paragraph.

         (b) If an event of default and an acceleration of the unpaid balance of the loan and interest due thereon shall occur, the Committee shall have the right to direct the Trustee to pursue any remedies available to a creditor at law or under the terms of the loan, including the right to execute on the security for the loan.

         (c) The Trustee shall not be required to commence such actions immediately upon a default. Instead, the Trustee may grant the Participant reasonable rights to cure any default, provided such actions would constitute a prudent and reasonable course of conduct for a professional lender in like circumstances. Notwithstanding the foregoing, if no risk of loss or principal or income would result to the Plan, the Trustee shall not commence enforcement proceedings. However, if the qualified status of the Plan is not jeopardized, and there is a risk of loss to the Plan of principal or income, the Trustee shall commence enforcement proceedings against the Participant, including foreclosing on the security, in the case of any default that has not been cured within a three-month period after such default.

         (d)      If (1) any portion of a loan or loans shall be outstanding and
                  (2) an event occurs pursuant to which the Participant, his estate or his Beneficiaries will receive a distribution from the Account of such Participant under the provisions of the Plan, then such Participant, if living, shall pay to the Trustee an amount equal to the portion of the loan or loans then outstanding, including all accrued interest thereon, and such Participant shall then receive the full amount of the distribution under the provisions of the Plan to which he is otherwise entitled. If such Participant is not then living, or if such Participant does not make full payment of the portion of the loan or loans then outstanding within fifteen days after the date of the event pursuant to which the distribution is to be made, then such distribution shall be made to the Trustee as payment on the loan or loans to the extent necessary to liquidate the unpaid portion of the loan or loans. No distribution shall be made to a Participant or his estate or his spouse or his Beneficiaries from his Account in an amount greater than the excess of the portion of his Account otherwise distributable over the aggregate of the amounts owing with respect to such loan or loans plus interest, if any, thereon, taking into consideration any portion of the loan or loans paid by the Participant pursuant to the provisions of this subsection (d).

         (e) All loans made pursuant to this Section shall be funded from the borrowing Participant's Account as set forth in Section 19.3(c). The Account of a Participant shall, to the extent used to fund such loan, not participate in the allocation of earnings and losses pursuant to Section 5.3. All interest paid by a Participant with respect to a loan shall be credited to the borrowing Participant's Account and shall not be allocated pursuant to Section 5.3 as earnings of the Trust.

         19.8 Upon satisfaction of the criteria established for granting a loan, as determined by the Trustee (including the prevailing interest rate which has been set for the loan) and, if it determines that such loan would be prudent investment for the Plan, applying such fiduciary standards required by ERISA, the Trustee may grant the loan request. In making such determination, the Trustee may consider the liquidity of the Plan assets available for loans.

                                   SECTION 20

                               SPECIAL PROVISIONS


         20.1 Transfer of Accounts from the SPX Corporation Retirement Savings and Stock Ownership Plan. The initial accounts of Participants come from Accounts previously held as part of the SPX Corporation Retirement Savings and Stock Ownership Plan. All such Accounts were fully vested in the SPX Plan, and remain fully vested in this Plan. The Committee may suspend distributions, crediting of contributions to individual accounts and transfers between Investment Funds while Participant Account records are set up by the Plan's recordkeeper.

         IN WITNESS WHEREOF, the Company has caused this INRANGE Savings and Stock Ownership Plan to be executed in its name by its duly authorized officer this 19th day of April, 2001, but generally effective May 1, 2001.



                                     INRANGE TECHNOLOGIES
                                     CORPORATION



                                     By: /s/ Jay Zager
-------------------------                -----------------------------------

                                     Its: Executive Vice President and Chief
                                          ----------------------------------
                                          Financial Officer
                                          ----------------------------------

                    INRANGE SAVINGS AND STOCK OWNERSHIP PLAN

                                   SCHEDULE I

                      INVESTMENT OPTIONS AS OF MAY 1, 2001


"CORE" INVESTMENT OPTIONS

       o    INRANGE Common Stock Fund

       o    Fidelity Managed Income Portfolio II

       o    Fidelity Asset Manger:  Income

       o    Fidelity Asset Manager

       o    Fidelity Asset Manager:  Growth

       o    Fidelity Balanced Fund

       o    Fidelity Blue Chip Growth Fund

       o    Fidelity Contrafund

       o    Fidelity Equity-Income Fund

       o    Fidelity Growth & Income Portfolio

       o    Fidelity Investment Grade Bond Fund

       o    Fidelity Low Priced Stock Fund

       o    Fidelity Magellan Fund

       o    Fidelity OTC Portfolio

       o    Fidelity Overseas Fund

       o    Fidelity Puritan Fund

       o    Fidelity Retirement Government Money Market Portfolio

       o    Fidelity Spartan U.S. Equity Index Fund

       o    Fidelity Satellite Volume Blended Intent

       o    Fidelity Value Fund

       o    Fidelity Freedom 2040 Fund

       o    Fidelity Freedom 2030 Fund

       o    Fidelity Freedom 2020 Fund

       o    Fidelity Freedom 2010 Fund

       o    Fidelity Freedom 2000 Fund

       o    Fidelity Freedom Income Fund

       o    PIMCO Total Return Fund (Administrative Class)

       o    Fidelity Puritan Fund

NON-CORE INVESTMENT OPTIONS

       Fixed Income Funds
       ------------------

       o    Fidelity Ginnie Mae Fund

       o    Fidelity U.S. Bond Index Fund

       o    Janus Flexible Income Fund

       o    MAS High Yield Portfolio

       o    PIMCO Low Duration Fund (Administrative Class)

       Balanced Funds
       --------------
       o    Calvert Social Investment Fund Balanced Portfolio (Class A)

       Growth and Income Funds
       -----------------------

       o    Fidelity Equity-Income II Fund

       o    Fidelity Real Estate Investment Portfolio

       o    Fidelity Utilities Fund

       Growth Funds
       ------------

       o    Fidelity Disciplined Equity Fund

       o    Fidelity Dividend Growth

       o    Fidelity Retirement Growth Fund

       o    Founders Growth Fund

       o    INVESCO Dynamics Fund

       o    INVESCO Value Equity Fund

       o    Janus Fund

       o    Janus Mercury Fund

       o    MAS Value Portfolio

       o    Neuburger & Berman Genesis Trust

       o    Neuburger & Berman Partners Trust

       o    PBHG Emerging Growth Fund

       o    PBHG Growth Fund

       o    PIMCO Cadence Mid Cap Growth Fund (Administrative Class)

       o    Warburg Pincus Capital Appreciation Fund

       International Funds
       -------------------

       o    Fidelity Worldwide Fund

       o    Janus Worldwide Fund

       o    Templeton Growth Fund I

       o    Templeton World Fund I

       o    USAA International Fund

       o    Warburg Pincus Global Fixed Income Fund


"FROZEN" INVESTMENT OPTION

       o    SPX Common Stock Fund